                                                                   EXHIBIT 10.48


drkoop.com, Inc.

Master Statement of Work
Netscape Professional Services

June 28, 1999




             [LOGO OF NETSCAPE PROFESSIONAL SERVICES APPEARS HERE]

                               TABLE OF CONTENTS


                             3  Executive Summary
                             4  Statement of Work
                             4  Project Approach
                             5  Project Management
                             7  Proposal Assumptions
                             8  Project Investment
                            10  Signature Page







Information contained herein includes confidential and proprietary material of Netscape and should not be disclosed in written or oral form to any third parties, contractors, subsidiaries or any other affiliates of drkoop.com without the advance written consent of Netscape.

This proposal is non-binding and cannot be referenced by incorporation in any documentation. To bind Netscape, you must sign an agreement with Netscape which describes the terms and conditions.

This document is valid until June 30, 1999.

Contact:  Noreen Henry, 972.733.6802 or nhenry@netscape.com.


                      Netscape Proprietary & Confidential

                                 EXECUTIVE SUMMARY



INTRODUCTION

Netscape is the leader in providing companies with the products and services necessary to capture the benefits of Internet-enabled business processes. The combination of Netscape's Service Ready Infrastructure (SRI) and CommerceXpert products with strategy and implementation leadership from Netscape Professional Services will enable drkoop.com to develop an industry-leading electronic commerce capability.

Netscape Professional Services has been invited to assist in migrating drkoop.com web site to a Netscape infrastructure platform and to implement the appropriate Netscape E-Commerce technologies required to support the initiatives with American Online.

Based on our understanding of drkoop.com's initiatives, the overall goals of the project are to:

 .  Migrate the existing drkoop.com web site to a Netscape Service Ready
   Infrastructure (Enterprise, Directory, Certificate and Messaging Server) including application development services via Netscape Application Server and data conversion to Oracle.

 . Implementation of the CommerceXpert products including ECXpert, TradingXpert and MerchantXpert.

Based our experience in the Internet and electronic commerce markets, Netscape Professional Services has developed an approach to discovering, initiating, and effectively executing the many projects necessary to reach drkoop.com goals. This document describes our proposed project approach, general assumptions, project management practices and financial process that will apply to all Statements of Work executed between Netscape and drkoop.com.

NETSCAPE WORLDWIDE PROFESSIONAL SERVICES (WWPS)

Netscape Worldwide Professional Services is the consulting and services arm of Netscape Communications. With a rapidly expanding staff of highly skilled professionals, it provides a variety of services ranging from Internet Architecture Assessments to Systems Integration, Internet Application Development, and deployment of large-scale solutions for Messaging & Collaboration, Publishing Systems, and Electronic Commerce.

Netscape Worldwide Professional Services has been instrumental in the creation of very sophisticated architectures, applications and business solutions for a variety of customers. Our work has included installation and customization of Netscape software, redesign of Web sites for optimal visual impact and performance, creation of corporate directory and security architectures, migration of corporate users to open Internet standard mail and calendar systems, advanced publishing systems for major newspapers, electronic commerce storefronts, Internet-based corporate purchasing/EDI with Legacy and ERP integration, and scaleable integration of Web applications with various database and transactional systems.

Professional Services employs a modern structured methodology tailored specifically for web applications and Enterprise Internet Commerce that enables a customer to identify a given solution's specifics, constraints, anticipated performance, and associated costs. Our project managers draw on years of experience in delivering large-scale technology projects on time and within budget, utilizing the latest in project management tools and techniques.

The Professional Services organization currently maintains offices in many major American cities, as well as Canada. Professional Services offices can also be found in France, Germany, U.K., Ireland, Italy, Sweden, Japan, and Australia.

                      Netscape Proprietary & Confidential

                                 STATEMENT OF WORK


STATEMENT OF WORK

PROJECT APPROACH

Netscape Professional Services proposes to use a Master Statement of Work (Master) and Project Statements of Work (Project SOW). This document is the Master document and it corresponds to the overall agreed upon approach between Netscape and drkoop.com

The Master describes the general approach and also notes various standards, assumptions, and controls that will apply to all projects executed between Netscape and drkoop.com. Netscape Professional Services will prepare corresponding Project SOWs for our involvement. Since much of the information in a typical Project SOW has already been described in the Master, each Project SOW will simply consist of an executive summary, project and task descriptions, and projected fees.

Planning
--------

During the planning stage Netscape Professional Services will review all tasks and resources necessary for the successful execution of the project. In preparation for this phase, drkoop.com should gather the following information:

 . availability and skills of all internal resources that will be participating in the project;

 .  current hardware and network environment;

 .  application requirements; and

 .  customer requirements.

Netscape Professional Services will be prepared to discuss the required resources, inputs, and duration for each task on the project. Netscape will work together to create an actionable plan based on availability of the necessary resources and inputs.

These sessions will be conducted with major project stakeholders; including business line owners, technical staff, Internet design staff, participating partners, and appropriate users. The project team will investigate business plans and goals, user and technical processes, and target users. If other areas are deemed necessary, Netscape will utilize change control process to reflect these additional requirements.

Requirements Review
-------------------

The goal of this phase is to understand the overall requirements and to develop the appropriate project approach. The critical input into this phase is the application and customer requirements. The Netscape Professional Services team for this task will include architects and application designers with the combined expertise necessary to understand both the business and technical requirements. Netscape will work closely together in interactive sessions including review of the existing information, clarification of requirements and priorities, review of technical possibilities, and discussion of desired solution characteristics. It will be critical in this phase to understand the full scope of requirements.

Design
------

In this phase, Netscape will construct the technical architecture for the project. This architecture will consist of the appropriate Netscape Service Ready Infrastructure products along with the CommerceXpert products. These products will be installed on servers as determined necessary.

                      Netscape Proprietary & Confidential

                               STATEMENT OF WORK

The activities to be performed during this phase may include:

 . Develop system architecture - The test, development, and production architectures, along with appropriate deployment processes.

 . Document System Configuration - standard system configurations for catalog, pricing, shipping, tax, payments, business rules.

 . Develop specifications for areas to be customized - Document decisions for customization areas - screen layout, rules for business flows, and legacy integration.

 . Migration - Determination of data (if any) to migrate. Plan and process for exporting and migrating data from the existing implementation.

 .  Document solution sizing that architecture is based on.

 . Identify test plans to be defined during construction - based on requirements and design, identify which types of testing are relevant to this project. Examples are integration test, external function test, regression test, system test, acceptance test, and installation test.

 . Netscape will assist in identifying the administrative roles and tasks required to maintain the production environment.

Development &Test
------------------

Netscape will assist in the installation and configuration of a pre-production environment that reflects the production environment as closely as possible including development of any identified modules that will be needed for data migration, integration, and co-existence purposes will be performed.

In addition, Netscape will develop customization of standard products, and development of customized functions, as identified in the design phase.

Part of this phase includes a series of tests to verify the installation and configuration of the appropriate products. Netscape will assist in developing and implementing the test plans, test cases/scripts/data/predicted results, for both integration testing and performance testing.

Pilot
-----

During the Pilot Phase, Netscape Professional Services will support testing of the provided solution in a limited production environment. The goal of the Pilot Phase will be to understand the ramifications of the proposed solution in a production environment, and review deployment expectations.

Rollout/Operations
------------------

Netscape will assist in rolling out the solution and provide support to resolve production issues that may arise. Netscape may assist in performing tasks such as server and system tuning to provide the appropriate user scalability. Together we will also deliver enhancement requests and repair any discovered anomalies.

                      Netscape Proprietary & Confidential

                               STATEMENT OF WORK

PROJECT MANAGEMENT

Project management is in place to monitor the progress and the quality of project results, offer assistance in resolving key issues, manage the project scope, and help to ensure that resources are available when required.

Status Reports
--------------

Weekly status reports will be submitted to drkoop.com, and will consist of the following information:

 . Project activities, tasks, milestones and deliverables scheduled to be completed during the time period that were or were not completed;

 . Tasks that were not scheduled but that were completed by Netscape in order to add value to the project;

 . Outstanding issues affecting project progress and/or completion, plus time frame and plan for resolution;

 .  Any changes or revisions to the agreed upon work plan; and

 . Report indicating time provided by Netscape performing defined work plan tasks. In the event that a task requires more than the originally estimated time, the additional hours required would be noted in the work plan. In this way, the task estimates, task actuals, and variance are available.

Change Control Mechanism
------------------------

Netscape strongly recommends that a mutually agreed upon change control mechanism be implemented in order to evaluate, approve and track requested changes and ongoing issues. Requests for changes in scope and ongoing issues should be submitted to the Netscape Project Manager or Principal Consultant. We will then conduct whatever research necessary to determine the time and resource requirements of the requested change, as well as any potential impact on other project tasks that might be affected. We will return a high-level, written approach to the requested change along with our resource and time estimate. If drkoop.com approves the requested change to our approach, resource, and time estimates, the change will be incorporated into the detailed, task level work plan and a revised work plan issued.

Netscape Resources
------------------

To meet the goals of this project, Netscape will utilize a team comprised of the following:

Project Manager
---------------

An experienced Project Manager will facilitate clear understanding of drkoop.com's direction, monitors progress and the quality of project results, offers assistance in resolving key issues, manages project scope, and helps ensure that resources are available when required.

Application Designer
--------------------

The Application Designer will have experience in requirement analysis, application architecture, and application design. He will lead the process of documenting requirements and designing necessary object models, APIs, logic flows, database tables, and product configurations. General application design experience combined with knowledge of the use of Netscape products will allow the Application Designer to create solutions utilizing an appropriate combination of custom development and standard product capabilities.

Architect
---------

This consultant is an expert in the design of system and application architectures based on Netscape products. He will lead in the design of an architecture platform that will support the application with the necessary levels of performance

                      Netscape Proprietary & Confidential

                               STATEMENT OF WORK


and scalability. The Architect will also be knowledgeable about the potential interface points between various products and custom-developed features.

Senior Consultant
-----------------

A Senior Consultant will have a combination of analysis, development, and product skills. A Senior Consultant may assist with requirement documentation and architecture, and also conduct development, implementation, and test efforts.

Developer
---------

Developers will have the necessary product experience and general development skills to implement features on the proposed technical platform.


                      Netscape Proprietary & Confidential

                               STATEMENT OF WORK

Proposal Assumptions

Netscape Professional Services makes the following assumptions with regards to this project. These assumptions, which may or may not be correct, were used to develop the proposed timing and fee estimates included in this proposal:

1. drkoop.com will make the appropriate personnel available to meet with Netscape as necessary. These personnel may include project managers, user representatives, and technical personnel with an understanding of the current technical and network architecture.

2. drkoop.com will provide Netscape and its representatives information and assistance in a timely manner.

3. drkoop.com will have experienced system administrators familiar with operating system administration and TCP/IP networking.

4.  drkoop.com will have experienced database administrators.

5. drkoop.com will be responsible for providing Netscape with all content required.

6. drkoop.com will have a secure environment with regards to connectivity to the Internet.

7. drkoop.com will provide the fully functioning hardware platform as described in the Hardware Configuration document, which includes installation, and configuration of the necessary hardware and networking equipment required for this project. This also includes installing and configuring all operating systems and required operating system patches to the vendor's current release.

8. drkoop.com will provide complete and current implementation documentation for all required EDI transactions, if applicable.

9. drkoop.com will provide Netscape with the appropriate business, customer, and technical infrastructure requirements in a format and level of detail adequate to complete this project and as agreed upon.

10. drkoop.com will provide ready access to documentation (technical, process and organizational); staff and management deemed key to completing the identified activities for these projects within the defined time frame.

11. Participation in the Requirements Gathering sessions is of critical importance for key drkoop.com personnel and is required for the successful completion of this project.

12. Periodic and timely reviews and approvals by drkoop.com are required to keep the project on schedule.

13. drkoop.com will provide office space and supplies for the Netscape staff while on site. Activities not required to be performed at a drkoop.com site will be performed at a Netscape office to reduce the project's travel and living expenses.

14. Netscape reserves the right to subcontract work in the delivery of this proposal, and references in this project to Netscape refer to both Netscape employees and Netscape subcontractors.

15. A formal change control process will be defined at project initiation. This process will define the steps necessary for implementing system functionality that is outside the scope of the original project plan

16. Formal project acceptance guidelines and success criteria will be defined by the Program Manager and agreed upon by Netscape and drkoop.com during the initial weeks of this project.

                      Netscape Proprietary & Confidential

                               STATEMENT OF WORK
Project Investment

Netscape Professional Services will assist drkoop.com in building a comprehensive solution by capitalizing on the capabilities of Netscape products and the expertise of Netscape's Professional Services organization. This proposal represents a thorough and flexible agreement that will utilize the Services essential to achieving drkoop.com's business goals. In addition, we will work together with drkoop.com to provide the technical and managerial support required to develop the underlying architecture, execute the tasks and activities identified and to manage the projects in the timeframe required to meet drkoop.com's identified business goals.

Netscape will organize, facilitate, and support the design and implementation of the Master Statement of Work outlined in this document, and will give drkoop.com the benefit of our expertise on appropriate strategies and tactics. In addition, we will strive to transfer our knowledge and expertise to your organization, as we will be mutually dependent upon one another to accomplish the ambitious goals drkoop.com has established.

The fees for Netscape Professional Services are estimated to be $600,000. This includes $500,000 in consulting to be performed by Netscape Professional Services consultants, billed at the rates indicated below. We currently estimate travel and expenses at approximately twenty percent (20%) of Professional Services fees for an estimated $100,000.

Netscape Communications Corporation will provide the following discounted Professional Services pricing schedule which reflects a two-tier blended rate. The work performed by Netscape Professional Services consultants and its subcontractors will be billed based on the roles performed. Each role will fall into the two-tier rate as indicated below.

1. Senior Consultants will manage the overall delivery of quality work and adherence to mutually agreed upon time frames. Their roles will include, but not be limited to Engagement Manager, Program Managers, Project Managers, Architects, Strategic Consultants, etc.

2. Junior Consultants will support application development and product customization and configuration, when applicable. Junior Consultant roles will include but not be limited to Application Developers, Network Engineers, Systems Engineers, Analyst, Data Modelers, Testers, etc.

As new roles are added to the project, their billing tier and estimated work will be defined at that time.

Billing Tier                     Hourly Rate
-----------------------------------------------
Tier 1:  Senior. Consultant                $217
-----------------------------------------------
Tier 2:  Junior Consultant                 $192
-----------------------------------------------

To initiate this project, please submit this signed Statement of Work, along with the Professional Services Agreement (PSA), and a drkoop.com purchase order for $600,000 separated into labor and expenses. The pricing and terms of this proposal are valid until June 30, 1999 and based upon receipt of a signed purchase order by June 30, 1999.

Questions regarding this proposal can be directed to Noreen Henry at
972.733.6802 or nhenry@netscape.com.

These documents can be:

 .  Faxed to Netscape Professional Services Contracts, 972.733.6890; or

 .  Mailed to: Netscape Communications Corporation, Professional Services,
   17304 N. Preston Rd., Suite 800, Dallas, TX 76051.

                      Netscape Proprietary & Confidential

Signature Page

This proposal, excluding the Introduction, constitutes the Professional Services Agreement Exhibit, and is entered into by and between Netscape Communications Corporation, a Delaware corporation ("Netscape"), and drkoop.com, pursuant to the terms and conditions of the Netscape Communications Corporation Professional Services Agreement ("Agreement"), signed by and between Netscape and drkoop.com, and is effective as of the date of execution by Netscape. Any term used herein shall have the meaning set forth in the Agreement. This agreement does not include Netscape Products.

By signing below, each party acknowledges that they have read, understood, and accepted the attached Exhibit, which will serve as an exhibit to the Professional Services Agreement signed by Netscape and drkoop.com.


Accepted and Agreed by                  Accepted and Agreed by
drkoop.com, Inc.                        Netscape Communications Corporation:



Date:                                   Date:
     -------------------------               ---------------------------------
                                               (This is the effective date.)
By:                                     By:
   ---------------------------             -----------------------------------

Title:                                  Title:
      ------------------------                --------------------------------


                                                                    CONFIDENTIAL
                                 confidential
                               CORPORATE END USER

                              SOFTWARE ORDER FORM

                          (With Terms and Conditions)

                              No. _______________



                                drkoop.com, Inc
        Full Legal Name of Entity Signing This Order Form ("Licensee")


                           8920 Business Park Drive
                    Address of Principal Place of Business


Austin                              TX                           78759 / USA
--------------------------------------------------------------------------------
City                           State/Province              Postal Code / Country

Contact Person: Lou Scalpati   Telephone: (512) 726-5113   Fax: (512) 726-5130
               --------------            ----------------      -----------------

Licensee is incorporated in the state/country of:   Deleware
                                                 -------------------------------

IMPORTANT NOTICE: UPON EXECUTION OF THIS ORDER FORM BY THE PARTIES, LICENSEE WILL HAVE CERTAIN RIGHTS AND OBLIGATIONS WITH RESPECT TO THE SOFTWARE PRODUCTS LISTED IN THE ATTACHED PRODUCT SCHEDULE (THE "PRODUCTS") AND THE RELATED DOCUMENTATION, AS SET FORTH IN THE ATTACHED LICENSE TERMS AND CONDITIONS. BY SIGNING THIS ORDER FORM, LICENSEE AGREES TO ALL THE TERMS AND CONDITIONS ATTACHED HERETO. THIS ORDER FORM, THE PRODUCT SCHEDULE AND THE LICENSE TERMS AND CONDITIONS ARE REFERRED TO HEREIN COLLECTIVELY AS THE "AGREEMENT." At Licensee's request, Licensor will provide the Products through a Netscape authorized reseller selected by Licensee ("Reseller") provided Licensee independently (i) seeks out the Reseller and (ii) negotiates pricing with the Reseller.


        LICENSOR                                       LICENSEE

By:                                        By:
   ----------------------------------         ----------------------------------
             Signature                                   Signature

Name:                                      Name:
     --------------------------------           --------------------------------
             Print or Type                             Print or Type


                                 CONFIDENTIAL
                                 confidential


Title:                                     Title:
      ----------------------------------         -------------------------------

Date of Acceptance:                        Date:
                   ---------------------        --------------------------------
                     ("Effective Date")


AGREEMENT CONSISTS OF:

1. Corporate End User Software Order Form

2. Product Schedule

3. General License Terms and Conditions

4. Product Specific License Terms and Conditions


                                 CONFIDENTIAL
                                 confidential

                                PRODUCT SCHEDULE


If purchasing licenses from a Reseller, complete Section 1 only, and only
Section 1 applies.


1.  Products, Support and Subscription:



                   Products  and Maintenance*                         Units (Users,              Extended Price
                                                                      copies, CPUs,
                                                                     developers, as
                                                                       applicable)
------------------------------------------------------------------------------------------------------------------------
Products

Netscape ECXpert                                                        16 CPU's

Netscape TradingXpert                                                    8 CPU's

Netscape MerchantXpert                                                   8 CPU's

Netscape PublishingXpert                                                 8 CPU's

Netscape Applications Server                                           unlimited**

Netscape Application Builder                                           unlimited**

Netscape Extension Builder                                             unlimited**              not separately priced

Netscape Enterprise Server                                             unlimited**

Netscape Certificate Server                                            unlimited**

Netscape Messaging Server                                              unlimited**

Netscape Directory Server                                              unlimited**

                                 CONFIDENTIAL
                                 confidential

------------------------------------------------------------------------------------------------------------------------
                                                                        as above
Support and Subscription for Products:  Netscape Gold
 Maintenance support for 12 months initiating on the Effective
 Date of the Agreement and provided in accordance with this
 Agreement, including an ESAM.
------------------------------------------------------------------------------------------------------------------------

Total Nonrefundable*** Fees                                             $5,125,000


All above Products in most current version as of the Effective Date for all platforms on which that version is available. Products are English language non-export version.


"Designated System" means a specific computer system with a designated hardware platform and CPU configuration and identified make and model. Each Designated System upon which a per-CPU licensed Product will be installed must be described above, including the hardware system and number of CPUs.



* All Products licensed hereunder may only be used in support of Licensee's (drkoop.com) business needs in the consumer healthcare and/or medical field (including related informational and ecommerce offerings), and all Products must be installed on hardware owned or located at Licensee's facilities or at the facilities of third parties contracted to provide services to Licensee (but under no circumstances on the premises of a party for whom Licensee is providing a service (except as otherwise permitted by Netscape in writing). Subject to this Product Schedule, Licensee may use the above Products for Multi-Hosting use purposes; no right of resale of the licenses is permitted. No Oracle or other third party products are licensed hereunder.



** For 24 months from the Effective Date (the "Deployment Period"), Licensee shall have the right to deploy (and thereby take license to) ,with no quantity limitation, the Products designated with an asterisk ("*") above, subject to the terms and conditions of this Agreement. All deployment must be actual deployment for production, staging, or testing purposes, and no license is granted unless such deployment is consistent with the preceding.. At the end of this two year term (the "Final Deployment Date"), Licensee's right to continue deploying and licensing the Products ceases, and Licensee shall provide a written report to Netscape specifying the quantity of Products that have been deployed during the Deployment Period. Licensee shall thereafter be licensed in perpetuity for the number of such Products deployed during the Deployment Period (e.g., if Licensee has deployed and licensed 120 CPU of the Netscape Application Server during the Deployment Period, at the end of the Deployment Period, Licensee shall be licensed for 120 CPU of the Netscape Application Server on a going forward, perpetual basis, subject to the terms and conditions of this
Agreement).   Licensee must acquire Maintenance support for the Products licensed hereunder in the second year following the Effective Date of this Agreement in order for the Final Deployment Date to be 24 months after the Effective Date of this Agreement; if such Maintenance is not acquired, the Final Deployment Date shall be 12 months after the Effective Date. Maintenance for this second 12 month period shall be $623,000, and only covers the Products
initially licensed hereunder (including any deployed per the above).   For an
additional 24 months after the Final Deployment Date, Licensee shall have the right to acquire additional license quantities of the Products set forth in the Product Chart above at a 60% discount off of Netscape's then current price list; Maintenance for such Product is sold separately..


*** Nonrefundable except as otherwise set forth herein.


                                 CONFIDENTIAL
                                 confidential


The following terms apply only if purchasing licenses directly from Licensor.


2.  Payment Terms:  The above Nonrefundable fee is due 50% net 30, and 50% net
180. All payments shall be made by wire transfer or remittance in accordance with Licensor's instructions on such invoice. Past due amounts shall bear interest at the lower of 1-1/2% per month or the maximum rate allowed by law until paid in full. Licensee shall be responsible for any costs resulting from collection by Licensor of any such past due amounts, including without limitation reasonable attorneys' fees and court costs.


3. Deliverables: Licensor will deliver to Licensee 1 copy of the executable code version of each Product above and associated documentation, in any format generally available from Licensor as of the Effective Date. All deliveries shall be F.C.A. Licensor origin (INCOTERMS 1990).



4.               Ship To Address for Deliverables                                       Bill To Address
                 --------------------------------                                       ---------------
                       (Not a P.O. address)

-----------------------------------------------------------            -------------------------------------------------------


-----------------------------------------------------------            -------------------------------------------------------

-----------------------------------------------------------            -------------------------------------------------------

Attention:                                                             Attention:
-----------------------------------------------------------            -------------------------------------------------------

Telephone:                                                             Telephone:
-----------------------------------------------------------            -------------------------------------------------------

                                                                       Fax:
                                                                       -------------------------------------------------------

5.  Sales Tax Resale / Exemption Certificate No. (if applicable):
                                                                 --------------------------------------------------------------
                                                                     (ORIGINAL CERTIFICATE MUST BE FURNISHED TO LICENSOR)

VAT Registration No. for Europe:
                                -------------------------------------------------

Netscape Sales Rep:
                   --------------------------------------------------------------

Telephone:
          -----------------------------------------------------------------------


GENERAL LICENSE TERMS & CONDITIONS
----------------------------------

                     REDISTRIBUTION OR RENTAL NOT PERMITTED

THESE GENERAL TERMS APPLY TO ALL NETSCAPE LICENSED PRODUCTS

1. Agreement. The "Agreement" governing Licensee's use of the Product(s) consists of these General License Terms and Conditions ("General Terms"), each set of product specific license terms and conditions which follow ("Product Terms"), and, if provided, the (i) Corporate End User Order Form and Product Schedule or (ii) Quotation and Offer form, as applicable. If more than one license agreement was provided for this Product, and the terms vary, the order of precedence of those license agreements is as follows: a signed agreement, a license agreement available for review on the Netscape website, a printed or electronic agreement that states clearly that it supersedes other agreements, a printed agreement provided with a Product, an electronic agreement provided with a Product. The General Terms apply to all Products on the Product Schedule, and each set of Product Terms applies only to the individual Products identified in the Product Terms sheet. All Products are licensed independently of one another. As used in this Agreement, for residents of Europe, the Middle East or Africa, "Netscape" shall mean Netscape Communications Ireland Limited; for residents of Japan, "Netscape" shall mean Netscape Communications (Japan), Ltd.; for residents of all other countries, "Netscape" shall mean Netscape Communications Corporation. In this Agreement "Licensor" shall mean Netscape except as otherwise set forth herein. If Licensee acquired the Product(s) as a bundled component of a third party product or service, then such third party shall be Licensor. Any third party software provided together with a Product with such third party's electronic or printed license agreement is included for use at Licensee's option, and any use of such software shall be governed by the third party's license agreement and not by this Agreement, except to the extent that this Agreement indicates otherwise with respect to specific third party software.

2. Term and Termination. This Agreement shall remain in effect until terminated in accordance with this Section or as otherwise provided in this Agreement. Licensee may terminate this Agreement at any time by written notice to Licensor. Licensor may terminate this Agreement immediately in the event of (i) any breach of Section 6 or 8 by Licensee or (ii) a material breach by Licensee which is not cured within 30 days of written notice by Licensor. Upon termination, Licensee shall discontinue use and certify as destroyed, or return to Licensor, all copies of the Product(s). Licensee's obligation to pay accrued charges and fees shall survive any termination of this Agreement. Within 30 calendar days after termination of the Agreement, Licensee shall pay to Licensor all sums then due and owing.

3. Fees and Taxes. All payment amounts in this Agreement are in US dollars and are exclusive of any applicable taxes and shall be made free and clear of, without reduction for, (and Participant shall be responsible for and shall indemnify Netscape against) any applicable U.S. and foreign, state and local taxes, value added or sales taxes, withholding taxes, duties or levies and assessments, howsoever designated or computed, pertaining to the payments under this Agreement (excluding taxes based upon the net income of Netscape). Participant shall promptly furnish Netscape with tax receipts evidencing the payment of any taxes referred to in the preceding sentence. Netscape and Participant shall cooperate with each other in minimizing any applicable tax and in obtaining any exemption from or reduced rate of tax available under any applicable law or tax treaty.

4. Records; Audit. Licensee shall maintain accurate records as necessary to verify compliance with this Agreement. Licensor may conduct one or more audits to verify such compliance. Audits will be conducted during normal business hours. All audits shall be conducted at Licensor's expense unless the results establish that Licensee has underpaid Licensor by more than 5% of the amount actually due, in which case Licensee shall pay all amounts due and bear the expense of the audit. Licensee acknowledges that Licensor is required by its suppliers of the relational database product provided with certain Products to disclose, and Licensee agrees that Licensor may disclose, the make/model, operating system and number of CPUs of the Designated System(s), as defined in the Product Schedule. Netscape shall keep Licensee's identity confidential under clause 10 of this Agreement in making any reports to third parties as a consequence of an audit under this Section 4.

5. Proprietary Rights. Title, ownership rights, and intellectual property rights in the Product(s) shall remain in Netscape and/or its suppliers. Licensee acknowledges such ownership and intellectual property rights and will not take any action to jeopardize, limit or interfere in any manner with Netscape's or its suppliers' ownership of or rights with respect to the Product(s). The Product(s) are protected by copyright and other intellectual property laws and by international treaties. Title and related rights in the content accessed through the Product(s) are the property of the applicable content owner and are protected by applicable law. The license granted under this Agreement gives Licensee no rights to such content. Any copy shall contain all notices regarding proprietary rights as contained in the Product originally delivered by Licensor.

6. Restrictions. Except as otherwise expressly permitted in this Agreement, Licensee may not: (i) modify or create any derivative works of any Product or documentation, including translation or localization (Licensee's code written to published APIs (application programming interfaces) for the Product(s) shall not be deemed derivative works); (ii) decompile, disassemble, reverse engineer, or otherwise attempt to derive the source code for any Product (except to the extent applicable laws specifically prohibit such restriction); (iii) redistribute, encumber, sell, rent, lease, sublicense, use the Products in a timesharing or service bureau arrangement, or otherwise transfer (except as part of an assignment of the Agreement to a third party, per Paragraph 17(j) of the Agreement) rights to any Product; (iv) copy any Product (except for an archival copy which must be stored on media other than a computer hard drive) or documentation; (v) remove or alter any trademark, logo, copyright or other proprietary notices, legends, symbols or labels in the Product(s); (vi) modify any header files or class libraries in any Product; (vii) create or alter tables or reports relating to the database portion of the Product (except as necessary for operating the Product); (viii) publish any results of benchmark tests run on any Product to a third party without Netscape's prior written consent; (ix) use the database provided for use with any Product except in conjunction with the relevant Product; or (x) use any Product on a system with more CPUs than the number licensed, by more Users than have been licensed, on more computers than the number licensed, or by more developers than the number licensed, as applicable.

7. Limited Warranty. Provided Licensee has paid the applicable license fees for the Product(s), for 90 days after the date of shipment to Licensee (date of shipment meaning either the date Licensor shipped the Product on media or the date on which Licensee downloaded the Product from an authorized Netscape download site) of each Product (the "Warranty Period"), Licensor warrants that
(i) the media on which the Product is delivered will be free of defects in material and workmanship under normal use; and (ii) the unmodified Product, when properly installed and used, will substantially achieve the functionality described in the applicable documentation. THE EXPRESS WARRANTY SET FORTH HEREIN CONSTITUTES THE ONLY WARRANTY WITH RESPECT TO THE PRODUCT(S). LICENSOR AND ITS SUPPLIERS DO NOT MAKE, AND HEREBY EXCLUDE, ALL OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO ANY PRODUCT OR TEST DATA INCLUDED IN ANY PRODUCT. LICENSOR AND ITS SUPPLIERS EXPRESSLY DISCLAIM ALL WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT OF THIRD PARTIES' RIGHTS (THE FOREGOING SHALL NOT BE DEEMED TO VOID LICENSOR'S OBLIGATIONS UNDER SECTION 16 OF THIS AGREEMENT). LICENSOR AND ITS SUPPLIERS DO NOT WARRANT THAT THE PRODUCT(S) WILL MEET LICENSEE'S REQUIREMENTS OR WILL OPERATE IN THE COMBINATIONS WHICH MAY BE SELECTED BY LICENSEE OR THAT THE OPERATION OF THE PRODUCT(S) WILL BE SECURE, ERROR-FREE OR UNINTERRUPTED AND LICENSOR HEREBY DISCLAIMS ANY AND ALL LIABILITY ON ACCOUNT THEREOF. THE SECURITY MECHANISMS IMPLEMENTED BY THE PRODUCT(S) HAVE INHERENT LIMITATIONS, AND LICENSEE MUST DETERMINE THAT THE PRODUCT(S) SUFFICIENTLY MEET LICENSEE'S REQUIREMENTS. LICENSOR AND ITS SUPPLIERS SHALL HAVE NO OBLIGATIONS UNDER THE WARRANTY PROVISIONS SET FORTH HEREIN IF LICENSEE SUBJECTS THE MEDIA TO ACCIDENT OR ABUSE; ALTERS, MODIFIES OR MISUSES THE PRODUCT(S), EXCEPT AS SPECIFICALLY AUTHORIZED OR PROVIDED FOR BY NETSCAPE IN WRITING; USES THE PRODUCT(S) INCORPORATED, ATTACHED OR IN COMBINATION WITH NON-NETSCAPE SOFTWARE OR ON ANY COMPUTER SYSTEM OTHER THAN THAT FOR WHICH THE PRODUCT IS INTENDED, AS SUCH IS SPECIFIED IN THE APPLICABLE DOCUMENTATION BY NETSCAPE; OR LICENSEE VIOLATES THE TERMS OF THIS AGREEMENT. THE EXTENT OF LICENSOR'S DUTY UNDER THIS LIMITED WARRANTY SHALL BE THE CORRECTION OR REPLACEMENT OF ANY PRODUCT WHICH FAILS TO MEET THIS WARRANTY. IN THE EVENT OF A BREACH OF THIS WARRANTY, AND IF LICENSEE PROVIDES LICENSOR WITH A WRITTEN REPORT DURING THE WARRANTY PERIOD, LICENSOR WILL USE REASONABLE EFFORTS TO CORRECT OR REPLACE PROMPTLY, AT NO CHARGE TO LICENSEE, THE ERRORS OR FAILURES; IN THE EVENT THAT NETSCAPE IS UNABLE TO CORRECT SUCH ERRORS OR FAILURES, NETSCAPE WILL REFUND THE LICENSE FEES PAID TO NETSCAPE BY LICENSEE FOR THE PRODUCT(S) GIVING RISE TO THE WARRANTY NON-CONFORMANCE. THIS IS LICENSEE'S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF ANY EXPRESS OR IMPLIED WARRANTIES HEREUNDER. NOTWITHSTANDING THE FOREGOING, SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF CERTAIN IMPLIED WARRANTIES; HOWEVER, THE EXCLUSIONS OF LICENSOR'S WARRANTY IN THIS LIMITED WARRANTY SECTION SHALL APPLY TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. THIS AGREEMENT DOES NOT EXCLUDE ANY WARRANTIES THAT MAY NOT BE EXCLUDED BY LAW AND ANY LIABILITY ARISING HEREUNDER SHALL BE LIMITED TO THE CORRECTION OR REPLACEMENT OF THE APPLICABLE PRODUCT, AT LICENSOR'S OPTION.

8. Confidentiality. "Confidential Information" shall mean, except as otherwise required by law, this Agreement, if the terms have been negotiated, pricing information, and all information a party discloses to the other which has been either (i) characterized in writing as confidential at the time of its disclosure or (ii) orally characterized as confidential at the time of disclosure, except for information which the receiving party can demonstrate:
(a) is previously rightfully known to the receiving party without restriction on disclosure; (b) is or becomes, from no act or failure to act on the part of the receiving party, generally known in the relevant industry or public domain; (c) is disclosed to the receiving party by a third party as a matter of right and without restriction on disclosure; or (d) is independently developed by the receiving party without access to the Confidential Information. Each receiving party shall at all times, both during the term hereof and for a period of at least 3 years after termination, keep in confidence all such Confidential Information using a standard of care such party uses with its own information of this nature, but in no event less than reasonable care. The receiving party shall not use any Confidential Information other than in the course of its permitted activities hereunder. Without the prior written consent of the disclosing party, the receiving party shall not disclose any Confidential Information except on a "need to know" basis to an employee or contractor under binding obligations of confidentiality substantially similar to those set forth herein. If a receiving party is legally compelled to disclose any of the disclosing party's Confidential Information, then, prior to such disclosure, the receiving party will (i) assert the privileged and confidential nature of the Confidential Information and (ii) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event such protection is not obtained, the receiving party shall disclose the Confidential Information only to the extent necessary to comply with the applicable legal requirements.

9. Limitation of Liability. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL LICENSOR OR ITS SUPPLIERS OR RESELLERS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (OR ANY DIRECT DAMAGES WITH RESPECT SOLELY TO ANY DATABASE

PRODUCT PROVIDED WITH THE PRODUCT) ARISING OUT OF THE USE OF OR INABILITY TO USE THE PRODUCT, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, EVEN IF ADVISED OF THE POSSIBILITY THEREOF, AND REGARDLESS OF THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) UPON WHICH THE CLAIM IS BASED. IN ANY CASE, LICENSOR'S ENTIRE LIABILITY UNDER ANY PROVISION OF THIS AGREEMENT SHALL NOT EXCEED IN THE AGGREGATE THE SUM OF THE LICENSE FEES LICENSEE PAID FOR THE PRODUCT GIVING RISE TO SUCH DAMAGES, NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY, WITH THE EXCEPTION OF DEATH OR PERSONAL INJURY CAUSED BY THE NEGLIGENCE OF LICENSOR TO THE EXTENT APPLICABLE LAW PROHIBITS THE LIMITATION OF DAMAGES IN SUCH CASES. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THIS EXCLUSION AND LIMITATION MAY NOT BE APPLICABLE. LICENSEE IS SOLELY RESPONSIBLE FOR ANY LIABILITY ARISING OUT OF ANY CONTENT PROVIDED BY LICENSEE AND/OR ANY MATERIAL TO WHICH USERS CAN LINK THROUGH SUCH CONTENT. ANY DATA INCLUDED IN A PRODUCT UPON SHIPMENT FROM LICENSOR IS FOR TESTING USE ONLY AND LICENSOR HEREBY DISCLAIMS ANY AND ALL LIABILITY ARISING THEREFROM. THE EXTENT OF LICENSOR'S LIABILITY FOR THE LIMITED WARRANTY SECTION SHALL BE AS SET FORTH THEREIN.

10. Encryption. If Licensee wishes to use the cryptographic features of any Product, then Licensee may need to obtain and install a signed digital certificate from a certificate authority or a certificate server in order to utilize the cryptographic features. Licensee may be charged additional fees for certification services. Licensee is responsible for maintaining the security of the environment in which the Product is used and the integrity of the private key file used with the Product. In addition, the use of digital certificates is subject to the terms specified by the certificate provider, and there are inherent limitations in the capabilities of digital certificates. If Licensee is sending or receiving digital certificates, Licensee is responsible for familiarizing itself with and evaluating such terms and limitations. If the Product is a version with FORTEZZA, Licensee will need to obtain PC Card Readers and FORTEZZA Crypto Cards from another vendor to enable the FORTEZZA features.

11. Export Control. Licensee agrees to comply with all export laws and restrictions and regulations of the U.S. Department of State, Department of Commerce or other United States or foreign agency or authority, and not to export or re-export any Product or any direct product thereof in violation of any such restrictions, laws or regulations, or without all necessary approvals. As applicable, each party shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to its own export of the Product from the U.S. Neither the Product nor the underlying information or technology may be downloaded or otherwise exported or re-exported (i) into Cuba, Iran, Iraq, Libya, North Korea, Sudan, Syria or any other country subject to U.S. trade sanctions covering the Product, to individuals or entities controlled by such countries, or to nationals or residents of such countries other than nationals who are lawfully admitted permanent residents of countries not subject to such sanctions; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals and Blocked Persons or the U.S. Commerce Department's Table of Denial Orders. By downloading or using the Product, Licensee agrees to the foregoing and represents and warrants that it complies with these conditions.

If the Product(s) are identified as being not-for-export (for example, on the box, media or in the installation process), then, unless Licensee has an exemption from the United States government, the following applies: EXCEPT FOR EXPORT TO CANADA FOR USE IN CANADA BY CANADIAN CITIZENS, THE PRODUCT(S) AND ANY UNDERLYING ENCRYPTION TECHNOLOGY MAY NOT BE EXPORTED OUTSIDE THE UNITED STATES OR TO ANY FOREIGN ENTITY OR "FOREIGN PERSON" AS DEFINED BY U.S. GOVERNMENT REGULATIONS, INCLUDING WITHOUT LIMITATION, ANYONE WHO IS NOT A CITIZEN, NATIONAL OR LAWFUL PERMANENT RESIDENT OF THE UNITED STATES. BY DOWNLOADING OR USING THE SOFTWARE, LICENSEE AGREES TO THE FOREGOING AND WARRANTS THAT IT IS NOT A "FOREIGN PERSON" OR UNDER THE CONTROL OF A "FOREIGN PERSON."

12. High Risk Activities. The Product(s) are not fault-tolerant and are not designed, manufactured or intended for use or resale as on-line control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems, in which the failure of any Product could lead directly to death, personal injury, or severe physical or environmental damage ("High Risk Activities"). Accordingly, Licensor and its suppliers specifically disclaim any express or implied warranty of fitness for High Risk Activities. Licensee agrees that Licensor and its suppliers will not be liable for any claims or damages arising from the use of any Product in such applications.

13. U.S. Government End Users. The Product is a "commercial item," as that term is defined in 48 C.F.R. 2.101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (Sept. 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995), all U.S. Government End Users acquire the Product with only those rights set forth herein.

14. Purchase Orders. Licensee shall place written purchase orders for additional unit licenses. If Licensee is purchasing such licenses from Licensor, the purchase orders shall include the following information: (i) reference to the Agreement number on the Order Form, if applicable; (ii) description of each Product ordered, quantity and price; (iii) shipping instructions and destination; (iv) requested delivery date; (v) bill to address; and (vi) restatement of the payment terms on the Product Schedule, if applicable.

15. Notices. Any notice required or permitted hereunder shall be in English, in writing and shall be deemed to be properly given upon the earlier of (i) actual receipt by the addressee (including facsimile or e-mail) or (ii) 5 business days after deposit in the mail, postage prepaid, when mailed by registered or certified airmail, return receipt requested, or (iii) 2 business days after being sent via private industry courier to the respective parties at the addresses set forth in the Order Form or to such other person or address as the parties may designate in a writing. Notices to Licensor shall be to the attention of the Legal Department, at Netscape Communications Corporation, 501 East Middlefield Road, Mountain View, CA 94043, USA.

16. Indemnity. (a) Netscape shall defend or settle and indemnify, at its option, any action brought against Licensee to the extent it is based on a claim that use or reproduction by Licensee of the Netscape-owned portion of the Product hereunder infringes any valid U.S. patent, copyright or trade secret. Netscape will pay resulting costs, damages and legal fees finally awarded against Licensee in such action which are attributable to such claim provided that: (i) Licensee promptly notifies Netscape in writing of any such claim; (ii) Netscape has sole control of the defense and all related settlement negotiations; and (iii) Licensee cooperates with Netscape, at Netscape's expense, in defending or settling such claim. Should a Product become, or be likely to become in Netscape's opinion, the subject of infringement of such U.S. patent, copyright or trade secret, Netscape may (I) procure for Licensee the right to continue using the same or (II) replace or modify it to make it non-infringing. Netscape shall have no obligation or liability for, and Licensee shall defend, indemnify and hold Netscape harmless from and against, any claim based upon: (A) use of other than the then-current, unaltered version of the Product, unless the infringing portion is also in the then-current, unaltered release; (B) use, operation or combination of the Product with non-Netscape programs, data, equipment or documentation if such infringement would have been avoided but for such use, operation or combination; (C) Licensee's or its agent's activities after Netscape has notified Licensee that Netscape believes such activities may result in such infringement; (D) compliance with Licensee's designs, specifications or instructions for the Product; (E) any modifications or marking of the Product not specifically authorized in writing by Netscape;
(F) any unauthorized use of any Netscape intellectual property; (G) any content provided by Licensee and/or any material to which users can link through such content; or (H) third party software. The foregoing states the entire liability of Netscape and the exclusive remedy of Licensee with respect to infringement of any intellectual property right, whether under theory of warranty, indemnity or otherwise.


(b) Licensee acknowledges that it is responsible for any and all claims, liabilities, losses, damages, expenses and costs (including reasonable attorneys' fees and costs) relating to Licensee's use or reproduction of the Product or Documentation, except to the extent that Netscape is responsible under Section 16(a) above or such claims, liabilities, losses, damages, expenses, and costs are found by a court of competent jurisdiction to be Netscape's responsibility due to Netscape's negligence or willful misconduct.

17. Miscellaneous. (a) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements and communications, whether oral or written, between the parties relating to the subject matter hereof, and all past courses of dealing or industry custom. The terms and conditions hereof shall prevail exclusively over any written instrument submitted by Licensee, including purchase order, and Licensee hereby disclaims any terms therein, except for terms therein relating to product description, quantity thereof, pricing therefor, shipment and delivery. (b) This Agreement may be amended only by a writing signed by an executive vice president of Netscape and a duly authorized representative of Licensee. (c) This Agreement shall be governed by the laws of the State of California, U.S.A., without reference to its conflict of law provisions. (d) Any dispute hereunder will be negotiated between the parties commencing upon written notice from one party to the other. Settlement discussions and materials will be confidential and inadmissible in any subsequent proceeding without both parties' consent. If the dispute is not resolved by negotiation within 45 days following such notice, the parties will refer the dispute to non-binding mediation conducted by JAMS/EndDispute. The parties will share the costs of mediation. If the dispute is not resolved after 45 days of mediation, the parties will refer the dispute to binding arbitration by JAMS/EndDispute in Santa Clara County, California. The results of any arbitration will be final and non-appealable, except that either party may petition any court of competent jurisdiction to review any decision relating to intellectual property matters (including the scope of license rights), vacating or modifying erroneous conclusions of law or findings of fact not supported by substantial evidence. The arbitrator may fashion any legal or equitable remedy except punitive or exemplary damages, which both parties waive. The arbitrator will render a written decision, which may be entered in and enforced by any court of competent jurisdiction, but which will have no preclusive effect in other matters involving third parties. The losing party will pay the costs of the arbitration and the reasonable legal fees and expenses of the prevailing party, as determined by the arbitrator. The parties will jointly pay arbitration costs pending a final allocation by the arbitrator. At any point in the dispute resolution process, either party may seek injunctive relief preserving the status quo pending the outcome of that process. Except as noted, the parties waive any right to judicial process. The U.S. Arbitration Act and JAMS/EndDispute rules will govern the arbitration process. Absent fraudulent concealment, neither party may raise a claim more than 3 years after it arises or any shorter period provided by applicable statutes of limitations. Notwithstanding the foregoing, Licensor reserves the right to invoke the jurisdiction of any competent court to remedy or prevent violation of any provision in the Agreement relating to payment, Netscape Confidential Information or Netscape intellectual property. (e) This Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods. (f) If any provision in this Agreement should be held illegal or unenforceable by a court having jurisdiction, such provision shall be modified to the extent necessary to render it enforceable without losing its intent, or severed from this Agreement if no such modification is possible, and other provisions of this Agreement shall remain in full force and effect. (g) The controlling language of this Agreement is English. If Licensee has received a translation into another language, it has been provided for Licensee's convenience only. (h) A waiver by either party of any term or condition of this Agreement or any breach thereof, in any one instance, shall not waive such term or condition or any subsequent breach thereof. (i) The provisions of this Agreement which require or contemplate performance after the expiration or termination of this Agreement shall be enforceable notwithstanding said expiration or termination. (j) Licensee may not assign or otherwise transfer by operation of law or otherwise this Agreement or any rights or obligations herein without the prior express written consent of Licensor, which will not be unreasonably withheld, except that Licensee may assign this Agreement to a party acquiring all or substantially all of Licensee's assets without Netscape's consent.. (k) This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and permitted assigns. (l) If applicable, this Agreement may be executed in counterparts or by facsimile, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement. (m) Neither party shall be in default or be liable for any delay, failure in performance (excepting the obligation to pay) or interruption of service resulting directly or indirectly from any cause beyond its reasonable control. (n) The relationship between Licensor and Licensee is that of independent contractors and neither Licensee nor its agents shall have any authority to bind Licensor in any way. (o) If any dispute arises under this Agreement, the prevailing party shall be reimbursed by the other party for any and all legal fees and costs associated therewith. (p) If any Netscape professional services are being provided, then such professional services are provided pursuant to the terms of a separate Professional Services Agreement between Netscape and Licensee. The parties acknowledge that such services are acquired independently of the Products licensed hereunder, and that provision of such services is not essential to the functionality of such Products. (q) The headings to the sections of this Agreement are used for convenience only and shall have no substantive meaning. (r) Licensor may use Licensee's name in any customer reference list or in any press release issued by Licensor regarding the licensing of the Product and/or provide Licensee's name and the names of the Products licensed by Licensee to third parties.

18. Licensee Outside the U.S. If Licensee is located outside the U.S., then the provisions of this Section shall apply. (i) If Licensee is purchasing licenses directly from Netscape and if Netscape and Licensee are not located in the same country, then, if any applicable law requires Licensee to withhold amounts from any payments to Netscape hereunder Licensee shall effect such withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and the sum payable by Licensee upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Netscape receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Netscape would have received and retained absent such required deduction or withholding. (ii) Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents y compris tout avis qui s'y rattache, soient rediges en langue anglaise. (translation: "The parties confirm that this Agreement and all related documentation is and will be in the English language.") (iii) Licensee is responsible for complying with any local laws in its jurisdiction which might impact its right to import, export or use the Product(s), and Licensee represents that it has complied with any regulations or registration procedures required by applicable law to make this license enforceable.


NETSCAPE APPLICATION PRODUCTS TERMS AND CONDITIONS
--------------------------------------------------

These Terms apply to Netscape Application Server, Netscape Application Builder, Netscape Extension Builder, and the Netscape Application Extensions


1. Agreement. The Agreement governing Licensee's use of the Product(s) identified above ("Application Products") consists of these Netscape Application Products Terms and Conditions, the General Terms, and, if provided, the (i) Corporate End User Order Form and Product Schedule or (ii) Quotation and Offer form, as applicable.


2. License Grant. Subject to payment of applicable license fees, Licensor grants Licensee a non-exclusive and non-transferable (except as such licenses are assignable as set forth in Paragraph 17j of the General Terms and Conditions) license to use the executable code version of the Application Product(s) and accompanying documentation in the territory of use allowed under the license fee paid by Licensee (the "Territory"), according to the terms and conditions of this Agreement. Licensee may:



 a. Use Netscape Application Server and any Netscape Application Extensions that it has licensed on the specific Designated System(s) identified in the Product Schedule, or temporarily on a backup Designated System if a specified Designated System is inoperative.


 b. Allow use of Netscape Application Builder and Netscape Extension Builder by the number of developers indicated on the Product Schedule for the purpose of developing components to be deployed on Netscape Application Server.

 c. Install the C++ OCL Client Kit on the number of computers identified in the Product Schedule.

 d. Add CPUs to the Designated System(s) or transfer Netscape Application Server or any Netscape Application Extensions to another Designated System so long as Licensee pays Licensor's then-current per CPU license fees for any additional CPUs, and provides Licensor with the make, model, operating system and number of CPUs of the new or reconfigured Designated System.

 e. Copy the documentation, without change, as necessary to fully utilize the Application Product(s), provided the copies contain all of the original proprietary notices.

 f. Use any Netscape or third party products bundled with an Application Product only in conjunction with that Application Product, and not with other software products or on a stand-alone basis.

g. If an Application Product contains header files or class libraries, copy and use the header files and class libraries solely to create and distribute programs to interface with the Application Product's Application Program Interfaces. Licensee may not modify the header files or class libraries.

3. Fees. For Netscape Application Server and any Netscape Application Extensions that Licensee has licensed, license fees are required for each CPU contained in the Designated System(s) upon which those Application Products are installed. For Netscape Application Builder and Netscape Extension Builder, license fees are required for each developer who is using them. For the C++ OCL Client Kit, license fees are required for each computer upon.

              NETSCAPE COMMERCEXPERT PRODUCT TERMS AND CONDITIONS
    These Terms apply to BuyerXpert, SellerXpert, ECXpert, DeveloperXpert,
               PublishingXpert and Merchant System/MerchantXpert



1. Agreement. The Agreement governing Licensee's use of the Product(s) identified above ("Commerce Products") consists of these Netscape CommerceXpert Product Terms and Conditions, the General Terms, and, if provided, the (i) Corporate End User Order Form and Product Schedule or (ii) Quotation and Offer form, as applicable.

2. License Grant. Subject to payment of applicable license fees, Licensor grants Licensee a non-exclusive and non-transferable (except as such licenses are assignable as set forth in Paragraph 17j of the General Terms and
Conditions)   license to use the executable code version of the Commerce
Product(s) and accompanying documentation in the territory of use allowed under the license fee paid by Licensee (the "Territory"), according to the terms and conditions of this Agreement. The original copy of the Commerce Product(s) that you received is your archival copy. Licensee may:

 a. Use the Commerce Products on the Designated System(s) identified in the Product Schedule for the purpose of conducting electronic transactions. No other use, including without limitation Multi-Hosting, is allowed unless such use is permitted elsewhere in this Agreement and the applicable license fees for such use have been paid. The Designated System(s) will be limited to two central processing units ("CPUs") unless fees for additional CPUs have been paid.

 b. If the Commerce Product is DeveloperXpert and Licensee has also purchased a license for ECXpert, use DeveloperXpert to develop web-based applications that work in conjunction with ECXpert ("Developed Applications"). Licensee may only run the Developed Applications on the same Designated System as ECXpert. Licensee may only use the Developed Applications for its own business operations unless it has paid the applicable additional fees for multi-hosting and service bureau use. Licensee may not use DeveloperXpert to develop Developed Applications for use in conjunction with any products other than ECXpert and may not distribute the Developed Applications outside Licensee's company. The use of any Netscape server and client products bundled with DeveloperXpert is governed by the License Agreements accompanying those products, except that such Netscape products may only be used with DeveloperXpert and only for development and testing purposes. Licensee will need to separately purchase a license for the web server to be deployed for use with the Developed Applications.

 c. If Licensee has licensed a relational database from Licensor for use with a Commerce Product, use the relational database only with that Commerce Product and only upon payment of the applicable per CPU fees for use of the relational database on the Designated System(s) identified in the Product Schedule. If Licensee wishes to use a relational database with another Commerce Product, it must purchase a license for use of the relational database with that second Commerce Product. Even if Licensee has purchased a Multi-Hosting license for a Commerce Product, the relational database may not be used for Multi-Hosting or service bureau purposes.

 d. Add CPUs to the Designated System(s) or transfer the Commerce Product(s) or Developed Application(s) to another Designated System so long as Licensee pays Licensor's then-current per CPU license fees for any additional CPUs, and provides Licensor with the make, model, operating system and number of CPUs of the new or reconfigured Designated System.

 e. If the Commerce Product(s) contain a Visigenic VisiBroker development component, use the Visigenic VisiBroker development component on no more than one computer by no more than one developer. The single allowed developer may use both VisiBroker for C++ and VisiBroker for Java.

 f. If the Commerce Product(s) contain a Visigenic runtime component, use the Visigenic runtime component to invoke object implementations, provided that the invoking application (i) is one or more components of the Commerce Product or (ii) interoperates with and runs on the same computer as the Commerce Product.

 g. If a Commerce Product contains header files or class libraries, copy and use the header files and class libraries solely to create and distribute programs to interface with the Commerce Product's APIs. Licensee may not modify the header files or class libraries.

 h. If Licensee has purchased a Netscape Content Management Server ("Content Server") license, use Content Server solely for the purpose of managing content to be published on Netscape PublishingXpert. If Licensee has purchased a Multi-Hosting license for PublishingXpert, Licensee may purchase Content Server licenses for use by its hosting service customers by submitting a purchase order. Licensee may then distribute the number of copies of Content Server it has licensed to its hosting service customers in the Territory for their use solely in managing content to be published to Licensee's PublishingXpert, provided Licensee is solely responsible for providing front-line support to such customers and Licensee is responsible for such customers complying with the terms of the license agreement provided with Content Server. Licensee has no right to reproduce Content Server.

 i. If Licensee has purchased a Multi-Hosting license for a Commerce Product, use that Commerce Product on the Designated System(s) identified for such use in the Product Schedule to allow the conduct of electronic transactions by third parties.

 j. If Licensee has purchased a Development and Testing license for a Commerce Product, use the applicable Commerce Product on a Designated System with no more than 2 CPUs solely for quality assurance, development and testing purposes. This Development and Testing copy may not be used in a production environment nor as a backup or archival copy. The Development and Testing license is only available if a standard production license has been purchased.

 k. If Licensee is a Netscape authorized reseller and has acquired a demonstration license for any Commerce Product, use such Commerce Product only for the purpose of demonstration and not for any other purpose set forth in this Agreement. Upon completion of the demonstration use, the Commerce Product must be de-installed.

 l. Use any Netscape or third party products bundled with a Commerce Product only in conjunction with that Commerce Product, and not with other software products or on a stand-alone basis.

3. Fees. With the exception of DeveloperXpert, license fees are required for each CPU contained in the Designated System upon which the Commerce Product is installed. For DeveloperXpert, license fees are required for each CPU contained in the Designated System upon which the Developed Applications will be running.

4. Payment Processing. If Licensee wishes to use the payment processing software for any Commerce Product, Licensee must establish a relationship with a compatible merchant processing service and may need to establish a relationship with a compatible payment processing service, both of which are equipped to receive payment authorization requests, capture requests, and settlement requests from the Commerce Product. If Licensor modifies the Commerce Product such that it is no longer compatible with most merchant or payment processing services in the Territory or if Licensor is notified in writing by a merchant or payment processing service in the Territory that it will no longer be compatible with the Commerce Product, Licensor will advise Licensee promptly of such changes. Licensee is not a merchant processing service or payment processing service and this Agreement does not create any such relationship. Such relationship will be subject to the terms, conditions and approval requirements of the relevant processing service.

5. Aspect Catalog. If Licensee wishes to enable the Aspect product catalog feature for a Commerce Product, Licensee may need to obtain a key to enable such feature by providing Licensor with the host ID and IP address of the applicable Designated System.

NETSCAPE SERVER PRODUCT TERMS AND CONDITIONS

THESE TERMS APPLY TO SUITESPOT, CALENDAR EXPRESS, CALENDAR SERVER, CERTIFICATE
------------------------------------------------------------------------------
SERVER, COLLABRA SERVER, COMPASS SERVER, CONTENT MANAGEMENT SERVER (PART OF
---------------------------------------------------------------------------
PUBLISHINGXPERT), DIRECTORY SERVER, ENTERPRISE SERVER, FASTTRACK SERVER,
------------------------------------------------------------------------
MESSENGER EXPRESS, MESSAGING SERVER, PROCESS MANAGER & PROXY SERVER1.
----------------------------------------------------------------------
AGREEMENT.
-----------

THE AGREEMENT GOVERNING LICENSEE'S USE OF THE PRODUCT(S) IDENTIFIED ABOVE
-------------------------------------------------------------------------
("SERVER PRODUCTS") CONSISTS OF THESE NETSCAPE SERVER PRODUCT TERMS AND
-----------------------------------------------------------------------
CONDITIONS, THE GENERAL TERMS, AND, IF PROVIDED, THE (I) CORPORATE END USER
---------------------------------------------------------------------------
ORDER FORM AND PRODUCT SCHEDULE OR (II) QUOTATION AND OFFER FORM, AS APPLICABLE.
--------------------------------------------------------------------------------

2. License Grant. Subject to payment of applicable license fees, Licensor grants Licensee a non-exclusive and non-transferable (except as such licenses are assignable as set forth in Paragraph 17j of the General Terms and
Conditions)   license to use the executable code version of the Server
Product(s) and accompanying documentation in the territory of use allowed under the license fee paid by Licensee (the "Territory"), according to the terms and conditions of this Agreement. Licensee is only entitled to a refund if one is offered by Licensee's place of purchase. "Users" is defined for each Server Product in the User Definitions and Number of Users table found at the following
URL: http://home.netscape.com/servers/pricing/license.html (the "User Table"). License fees must be paid for all Users who have access to the Server Product's services, not just the number who may access those services concurrently. Additional fees are required prior to providing access to additional Users (with the exceptions noted above). It is recommended that Licensee print out a copy of the User Table page on the date of purchase as confirmation of the information provided therein. Licensee may:


 a. Allow access to the functionality and/or services provided by the Server Product(s) by the number of Users for whom Licensee has paid license fees, as identified on Licensee's Certificate of Authenticity, unless (i) Licensee has purchased a license at special pricing exclusively for extranet Users, in which case Licensee may permit access to the specified functionality and services only by Users who are not employees or full-time independent contractors, and only by the number of Users specified on the Product Schedule, (ii) Licensee has purchased a Search and Browse only, per CPU license for Netscape Compass Server (available only for internet and extranet use), in which case Compass Server may not be installed on a computer system with more CPUs than the number licensed, no use of My Compass is allowed, and unlimited user access may be granted for searching and browsing, (iii) Licensee has purchased an unlimited User license for a Server Product for which such licenses are available, or (iv) Licensee is using the PM Builder component of Netscape Process Manager, which is licensed on a per developer basis. When licensing SuiteSpot, the number of Users for whom license fees must be paid is the largest number of Users who will have access to any of the included Server Products. Additional fees are required prior to providing access to additional Users (with the exceptions noted above). Extranet-only licenses are not available for the provision of hosting services, such as ISP services.

 b. If the Server Product is SuiteSpot, reproduce, without change, the number of copies of the Server Products in SuiteSpot necessary to support the number of Users on Licensee's Certificate of Authenticity. For individual Server Product(s) that are licensed on a per-User basis, one copy may be installed for every 50 licensed Users, except that if the User Table provides different information, Licensee may make the number of copies indicated in the User Table. However, if a relational database product is provided with a Server Product, Licensee may only make one copy of such relational database, even if additional Users have been licensed. See the Relational Database Rights and Limitations section below for more information on database use.

 c. Make, without change, the number of copies of the documentation provided with the Server Product(s) necessary to support the Server Product(s) copied.

 d. Sublicense the right to use and reproduce the Server Product(s) and related documentation under this Agreement to subsidiaries of Licensee provided Licensee is responsible for each such entity complying with the terms of this Agreement.

 e. Use the "Powered By Netscape SuiteSpot" logo (the "Logo") on its website (internal or external) provided (i) the site operates on or utilizes any Server Product or combination of Server Products and (ii) Licensee agrees to the applicable terms and conditions of use described in the Logo usage guidelines found at: http://home.netscape.com/comprod/mirror/ powered_suitespot_guidelines.html. This license does not grant Licensee any rights to use the Logo on products or services. It also does not grant Licensee any rights to use other Netscape trademarks or logos.

 f. If the Server Product(s) contain header files, copy and use the header files solely to create and distribute programs to interface with the server APIs.

 g. If the Server Product(s) contain Java classes other than classes which are part of the Server Product's programming interface ("Sample Java Classes"), copy and use the Sample Java Classes solely to create and distribute programs to interface with Netscape products.

 h. If applicable, run multiple instances of the Netscape Resource Description Server and Netscape Compass Server software for content robotting on multiple computers.

 i. If applicable, install and run multiple instances of the Netscape Mission Control Console client on multiple computers and platforms for remote and distributed administration of servers and applications.

 j. If applicable, run the server-side JavaScript compiler on an unlimited number of computers.

 k. If the Server Product is Netscape Messenger Express ("ME"), modify ME to meet Licensee's needs. The modified version may only be used by Licensee. Any modified code will not be supported or warranted by Licensor. ME, including any modified versions created by Licensee, may only be used in conjunction with Netscape Messaging Server and may not be used with any third party server product. Licensee may allow use of ME by the same number of Users licensed for use of Messaging Server. If Licensee wishes to submit modifications to ME to Netscape for possible inclusion in a future version of ME, Licensee must go to the following URL for submission information, and must agree to the license terms posted there. The ME submission site can be found at http://home.netscape.com/messaging/v3.5/custmod.html.

 l. If the Server Product is or includes Netscape Calendar Express, use Netscape Calendar Express only in conjunction with Netscape Calendar Server. Netscape Calendar Express may not be used with any other server product. Licensee may allow use of Netscape Calendar Express by the same number of Users licensed for use of Calendar Server.

 m. If Netscape Directory Server is provided with another Server Product, with the exception of Netscape Process Manager, allow access to the functionality and services of Netscape Directory Server by the same Users who are licensed to access the Server Product's functionality and services. In order to allow access by additional Users, Licensee must pay additional license fees. In the case of Netscape Process Manager, the only information that may be loaded into the embedded Netscape Directory Server software is (i) the automatically generated process definitions, (ii) user data provided by Netscape with Netscape Process Manager for testing and evaluation purposes and (iii) user information to be used to resolve groups and roles by Process Manager. All other Netscape Process Manager user information must be stored in a separate LDAP directory product. Licensee may use Netscape Directory Server copies that are provided as the embedded directory service component of a third party software product or application only for such embedded directory services and not to provide directory services for other software products or to provide standalone directory services (unless the license provided with the third party product containing an embedded Netscape Directory Server explicitly grants additional rights).

 n. Use any Netscape Communicator software provided with a Server Product in accordance with the Netscape Client Product Terms and Conditions.

 o. Use the Informix database in Netscape Certificate Server only on a single computer upon which Certificate Server is installed, and only as a repository for Certificate Server's data. The Informix database may be accessed only by tools intended for use with Certificate Server. If the Server Product is SuiteSpot with an Informix database, Licensee may use the Informix database for additional purposes as further described below in the Relational Database Rights and Limitations section.

 p. If the Server Product(s) contain a Visigenic VisiBroker development component, use the Visigenic VisiBroker development component on no more than one computer by no more than one developer. The single allowed developer may use both VisiBroker for C++ and VisiBroker for Java.

 q. If the Server Product(s) contain a Visigenic runtime component, use the Visigenic runtime component to invoke object implementations, provided that the invoking application (i) is one or more components of the Server Product or (ii) interoperates with and runs on the same computer as the Server Product.

 r. If the Server Product is Netscape Process Manager, use the embedded Netscape Enterprise Server software only in conjunction with Netscape Process Manager, and not for any other purpose.

 s. Relational Database Rights and Limitations. If the Server Product is SuiteSpot with an included database product, then the following rights and limitations govern Licensee's use of the included database:

       1. Informix Database. If the SuiteSpot software includes an Informix database, the Informix database may be used only (i) for the purpose of developing Netscape web server applications ("Web Server Applications"); and (ii) to reproduce and distribute a single copy of the runtime version of the Informix database for use solely as a component of a Web Server Application and only on a single computer for up to 32 connections (the "Deployment System"). A "connection" means a computer process generated by the designated computer to service on-line users of the Web Server Applications. A single connection may support a multitude of users, the exact number of which depends on the particular circumstances. Multiple Web Server Applications may reside on the Deployment System, provided that all such applications access only the single copy of the Informix database and all Web Server Applications together use no more than 32 connections. Licensee may use the Informix database to develop any number of Web Server Applications, but once Licensee has distributed a single runtime version of the Informix database in any one Web Server Application, Licensee may not distribute the Informix database in another copy of that Web Server Application or as part of any subsequent Web Server Application. In order to provide a database product as part of Licensee's Web Server Application either Licensee must purchase a separate database product license for each recipient, or each recipient to whom Licensee distributes a Web Server Application must license its own copy of a database product. Licensee may not establish direct connections with the Informix database other than through Enterprise Server software or use the Informix database for any purpose other than developing and executing Web Server Applications.

     2. ORACLE DATABASE.  IF THE SUITESPOT SOFTWARE INCLUDES AN ORACLE DATABASE,
     ---------------------------------------------------------------------------
     LICENSEE IS LICENSED TO RUN THE ORACLE DATABASE ONLY ON A SINGLE PROCESSOR
     --------------------------------------------------------------------------
     ON THE SAME COMPUTER UPON WHICH ENTERPRISE SERVER SOFTWARE IS INSTALLED FOR
     ---------------------------------------------------------------------------
     INTERNAL BUSINESS PURPOSES, AND ONLY PERMITTING ACCESS BY UP TO TEN NAMED
     -------------------------------------------------------------------------
     USERS. THE ORACLE DATABASE MAY BE USED ONLY FOR THE PURPOSE OF DEVELOPING
     -------------------------------------------------------------------------
     WEB SERVER APPLICATIONS, AND FOR NO OTHER PURPOSE. LICENSEE MAY NOT
     -------------------------------------------------------------------
     DISTRIBUTE THE ORACLE DATABASE WITH WEB SERVER APPLICATIONS. IN ORDER TO
     ------------------------------------------------------------------------
     PROVIDE A DATABASE PRODUCT AS PART OF LICENSEE'S WEB SERVER APPLICATION
     -----------------------------------------------------------------------
     EITHER LICENSEE MUST PURCHASE A SEPARATE DATABASE PRODUCT LICENSE FOR EACH
     --------------------------------------------------------------------------
     RECIPIENT, OR EACH RECIPIENT TO WHOM LICENSEE DISTRIBUTES A WEB SERVER
     ----------------------------------------------------------------------
     APPLICATION MUST LICENSE ITS OWN COPY OF A DATABASE PRODUCT. LICENSEE MAY
     -------------------------------------------------------------------------
     NOT ESTABLISH DIRECT CONNECTIONS WITH THE ORACLE DATABASE OTHER THAN
     --------------------------------------------------------------------
     THROUGH ENTERPRISE SERVER SOFTWARE.
     -----------------------------------

3. Fees. License fees for most Server Products are based on the number of Users accessing certain functionality and/or services of the Server Product. User-based licensing applies to these server products. Detailed information regarding user-based and other types of licensing and license fees can be found at the User Table page. It is recommended that Licensee print out a copy of the User Table page on the date of purchase as confirmation of the information therein.



                   NETSCAPE  MAINTENANCE  PLAN - SILVER/GOLD

   These terms and conditions apply to the provision of Maintenance service hereunder

1. Agreement. These terms and conditions, together with the other terms and conditions of the Agreement are applicable to the provision of Maintenance services hereunder.

2. Definitions. "End User" means any user of a Netscape software or a service hosted by Netscape ("Product") authorized by Licensee pursuant to Licensee's license agreement for the Product. "Maintenance Plan" means the applicable Netscape Silver or Gold Maintenance Plan. "Maintenance Release" means a Product revision or patch that improves the functionality of a Product that does not contain any new features or enhancements. A Maintenance Release is not an upgrade. "Program Errors" means one or more reproducible deviations in the standard, unmodified Product from the applicable specifications shown in the documentation (if any). "Upgrades" means both major and minor upgrades to the Product, if any, provided that Upgrades shall exclude any release that is reasonably designated by Netscape as a separate product or a new component. All references to Upgrades herein do not apply to any service hosted by Netscape. "Major Upgrades" are designated by a change in the number to the left of the decimal point of the number appearing after the Product name while "Minor Upgrades" are designated by a change in such number to the right of the decimal point. Netscape is the sole determiner of the availability and designation of a Product release as a Major Upgrade or Minor Upgrade. "Working Hours" and "Working Days" are defined by the Netscape office delivering the Services, excluding Netscape holidays.

3. Technical Support. Netscape will provide back-end support to Licensee for Program Errors not resolved by Licensee pursuant to Licensee's support policies and in accordance herewith. Netscape will provide Licensee with a telephone number and a URL address that Licensee may use to report Program Errors during Working Hours. For priority 1, Licensee agrees to notify Netscape via both telephone and URL address. Netscape will make reasonable efforts to correct significant Program Errors that Licensee identifies, classifies and reports to Netscape and that Netscape substantiates. Netscape may reclassify Program Errors if it reasonably believes that Licensee's classification is incorrect. Licensee will provide sufficient information for Netscape to enable Netscape to duplicate the Program Error before Netscape's response obligations will commence. Unless otherwise authorized in writing by Netscape, Netscape will not be required to correct any Program Error caused by (a) incorporation, attachment of a feature, program, or device to the Product, or any part thereof, by Licensee unless such incorporation or attachment was directed by Netscape in writing or done by Netscape professional services; (b) any nonconformance caused by accident, transportation, neglect, misuse, alteration, modification, or enhancement of the Product by Licensee, unless such was directed by Netscape in writing or done by Netscape professional services; (c) Licensee's failure to provide an installation environment recommended for the Product as set forth in the applicable Documentation; (d) Licensee's use of the Product for other than the specific purpose for which the Product is intended; (e) if applicable, Licensee's use of the Product on any systems other than the specified hardware platform for such Product as set forth in the applicable Documentation; (f) if applicable, Licensee's use of defective media or defective duplication of the Product; or (g) Licensee's failure to incorporate any Maintenance Releases previously released by Netscape which corrects such Program Error. Provided Program Error reports are received by Netscape during Working Hours, Netscape will use reasonable commercial efforts to communicate with Licensee about the Program Error, via telephone or e-mail within the following targeted response times: For Silver Maintenance Plan:

Priority    Failure Description                                                                                Initial Response Time
------------------------------------------------------------------------------------------------------------------------------------
1           Enterprise Critical (Product is not functioning)                                                   4 Working Hours
------------------------------------------------------------------------------------------------------------------------------------
2           Severe Impact (Product inconsistency causes significantly decreased Licensee productivity,         8 Working Hours
            such as periodic work stoppages or feature crashes)
------------------------------------------------------------------------------------------------------------------------------------
3           Degraded Operations (Product inconsistency causes slightly impaired Licensee productivity, but     Next Working Day
            Licensee can work around problem)
------------------------------------------------------------------------------------------------------------------------------------
4           Minimal Impact (Requests for minor changes in Product such as documentation updates, cosmetic      2 Working Days
            defects or enhancements)
-----------------------------------------------------------------------------------------------------------------------------------

For the Silver Maintenance Plan, Licensee may designate two (2) liaisons authorized to contact Netscape for technical support. For Gold Maintenance Plan:

-----------------------------------------------------------------------------------------------------------------------------------
Priority    Failure Description                                                                               Initial Response Time
-----------------------------------------------------------------------------------------------------------------------------------
1           Enterprise Critical (Product is not functioning)                                                  1 Working Hour
-----------------------------------------------------------------------------------------------------------------------------------

                                      PSA

CONFIDENTIAL

-----------------------------------------------------------------------------------------------------------------------------------
2           Severe Impact (Product inconsistency causes significantly decreased Licensee productivity,        4 Working Hours
            such as periodic work stoppages or feature crashes)
-----------------------------------------------------------------------------------------------------------------------------------
3           Degraded Operations (Product inconsistency causes slightly impaired Licensee productivity, but    Next Working Day
            Licensee can work around problem)
-----------------------------------------------------------------------------------------------------------------------------------
4           Minimal Impact (Requests for minor changes in Product such as documentation updates, cosmetic     Next Working Day
            defects or enhancements)
-----------------------------------------------------------------------------------------------------------------------------------

For the Gold Maintenance Plan, Licensee may designate four (4) liaisons authorized to contact Netscape for technical support. Netscape will also provide Licensee with a telephone number to use in order to submit Priority 1 problems only, 24 hours a day, 7 days a week.

Netscape will use reasonable commercial efforts to identify defective source code and to resolve each significant Program Error by providing either a reasonable workaround, an object code patch (or equivalent) or a specific action plan for how Netscape will address the problem and an estimate of how long it will take to rectify the defect. Netscape agrees to support a given revision of the Product for the shorter of (i) 12 months from the date such revision is superseded by the next sequential Minor and/or Major Upgrade; or (ii) until such revision is superseded by 2 sequential Minor and/or Major Upgrades. (For example, Netscape will support version 2.1 for the shorter of 12 months from the date version 2.2 or 3.0 (if 3.0 is the next sequential release), is released by Netscape, or until version 2.1 is superseded by 2 sequential releases (2.2 and 2.3 or 2.2 and 3.0, as the case may be.))

4. Additional Technical Support Fees. Netscape reserves the right to charge Licensee additional technical support fees at its then standard rates for technical support services performed in connection with reported Program Errors which are later determined to have been due to hardware or software not supplied by Netscape. Notwithstanding the foregoing, Netscape has no obligation to perform technical support services in connection with Program Errors resulting from hardware or software not supplied by Netscape.

5. Licensee Obligations. Licensee, and not Netscape, will be responsible for, and will bear all expenses associated with, providing front-line technical support, Maintenance Releases, and Upgrades to its End Users. Notwithstanding anything contained in this Agreement to the contrary, Licensee shall not be entitled to provide Maintenance Releases and/or Upgrades to any End User or use any back-end support received from Netscape to provide front-line technical support to any End User prior to the payment by Licensee to Netscape of the annual Services fee for such End User. Licensee agrees to use reasonable commercial efforts to answer its End User's support questions. For the Silver Maintenance Plan, Licensee will identify 1 member of its customer support staff and 1 alternate to act as the primary technical liaisons responsible for all communications with Netscape's technical support representatives. For the Gold Maintenance Plan, Licensee will identify 1 member of its customer support staff and 3 alternates to act as the primary technical liaisons responsible for all communications with Netscape's technical support representatives. Such liaisons will have sufficient technical expertise, training and/or experience, for Licensee to perform its obligations hereunder. Licensee will designate, in writing and/or e-mail to Netscape, its list of liaisons within 1 week after Netscape's receipt of Licensee's purchase order, and may substitute contacts at any time by providing 1 week's prior written and/or electronic notice thereof to Netscape. Licensee, and not Netscape, will provide front-line technical support to its End Users. Such support includes but is not limited to, call receipt, entitlement verification, call screening, installation assistance, problem identification and diagnosis, product defect determination, efforts to create a repeatable demonstration of the Program Error and, if applicable, the distribution of any replacements for defective media or Upgrades. Licensee agrees that any information or documentation distributed by Licensee to its End Users will clearly and conspicuously state that End Users should call Licensee for technical support for the Product. Netscape will have no obligation to furnish any assistance, information or documentation with respect to the Product, directly to End Users. If Netscape customer support representatives are being contacted by a significant number of Licensee's End Users then, upon Netscape's request, Licensee and Netscape will cooperate to minimize such contact.

6. Maintenance Releases and Upgrades. Provided that Licensee has paid the applicable Services fees, Licensee will be entitled to receive any Maintenance Releases and/or Upgrades made generally available during the Maintenance Period for those Products licensed from Netscape by Licensee and covered under a Maintenance Plan. Netscape client products are excluded from coverage under any Maintenance Plan. Any Upgrades released during the Maintenance Period shall be made available on a Netscape-designated web site for access or electronic download by Licensee. Netscape shall provide Licensee with instructions regarding registration for such access or electronic downloads. When a Maintenance Release or Upgrade is available for access or download, Licensee will receive an electronic communication from Netscape indicating such availability. Use of each Upgrade is subject to the terms of the license agreement for such Upgrade.

7. Insurance. If the Maintenance Plan Licensee has purchased includes provision of onsite support by Netscape at Licensee's location, Netscape shall be responsible, at Netscape's expense, for securing and maintaining adequate Worker's Compensation insurance in accordance with the laws of the state or country in which such onsite support is performed. If Netscape is permitted by state law to be a self-insurer, Netscape may maintain the equivalent of such insurance. Netscape further agrees to be


                                      PSA

CONFIDENTIAL
responsible, at Netscape's expense, for securing and maintaining adequate Comprehensive General Liability insurance for claims for damages based on bodily injury (including death) and property damage caused by or arising from acts or omissions of Netscape's employees.

8. Reinstatement of Services. Reinstatement of lapsed Services is subject to Netscape's then-current Services reinstatement fees in effect on the date the reinstatement of Services is ordered.

9.  Renewal of Services.   Prior to the expiration of the current Maintenance
Period, Netscape reserves the right to send Licensee an invoice for annual renewal of the Services pursuant to the terms, conditions, and pricing then in effect. If Licensee does not wish to renew the Services, Licensee must contact Netscape prior to the expiration of the current Maintenance Period in order to decline acceptance of the renewed Services.


                                      PSA

CONFIDENTIAL

                       PROFESSIONAL SERVICES ORDER FORM

                           (With Terms & Conditions)


                             No.
                                ------------------

                                drkoop.com, Inc
--------------------------------------------------------------------------------

        Full Legal Name of Entity Signing This Order Form ("Customer")


8920 Business Park Drive                   Austin       TX             78759
--------------------------------------------------------------------------------

Address of Principal Place of Business     City    State/Province   Postal Code/
                                                                      Country


--------------------------------------------------------------------------------

Bill to Address (if different from above)  City    State/Province   Postal Code/
                                                                      Country

Contact Person: Lou Scalpati  Phone: (512)726-5113    Fax: (512)726-5130
               --------------        -------------         ---------------------

Customer is incorporated in the state/country of: Deleware
                                                  ------------------------------

Sales Tax Resale/ Exemption Certificate No. (if applicable):
                                                            --------------------

                                                           (ORIGINAL CERTIFICATE
                                                             MUST BE ATTACHED)

VAT Registration No. (if Europe):
                                 -----------------------------------------------


Payment Terms: All amounts payable to Netscape are nonrefundable and must be paid in a single payment in advance or within 30 days of the date of Netscape's invoice, as determined by Netscape's Credit Department. All payments shall be made by wire transfer or remittance in accordance with Netscape's instructions on such invoice. Past due amounts shall bear interest at the lower of 1-1/2% per month or the maximum rate allowed by law until paid in full. Customer shall be responsible for any costs resulting from collection by Netscape of any such past due amounts, including without limitation, reasonable attorneys fees and court costs.


IMPORTANT NOTICE:  BY SIGNING THIS ORDER FORM ("ORDER FORM"), CUSTOMER

                                      PSA

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AGREES (I) TO BE BOUND BY ALL OF THE TERMS AND CONDITIONS, AND STATEMENT(S) OF
WORK ("SOW") HEREUNDER (COLLECTIVELY, THE "AGREEMENT") AND (II) THAT CUSTOMER HAS RECEIVED A COPY OF THE TERMS AND CONDITIONS. THIS AGREEMENT MAY CONSIST OF ONE OR MORE SOWS.




------------------------------------        CUSTOMER
   Full Legal Name of Netscape
       Entity ("Netscape")


By:                                         By:
   -------------------------------------       ---------------------------------
              Signature                                   Signature

Name:                                       Name:
     -----------------------------------         -------------------------------
            Print or Type                                Print or Type

Title:                                      Title:
      ----------------------------------          ------------------------------

Date of Acceptance:                         Date:
                   ---------------------         -------------------------------

                   ("Effective Date")
                                            AGREEMENT CONSISTS OF:

                                            1.   Professional Services Order
                                                 Form

Address:                                    2.   Professional Services Terms &
        --------------------------------         Conditions

----------------------------------------
                                            3.   SOW
Netscape Representative:
                        ----------------

Telephone:
          ------------------------------

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                             PROFESSIONAL SERVICES
                              TERMS & CONDITIONS

1. Definitions. "Netscape Innovation(s)" means any or all inventions, improvements, reports, drawings and other works of authorship, and other innovations of any kind, including, without limitation, any improvements or modifications to the Product(s), that Netscape, or personnel working for or through Netscape, may make, conceive, develop or reduce to practice, alone or jointly with others, in the course of performing the Services or as a result of such Services, whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection. "Product(s)" means any or all Netscape proprietary computer software programs and related documentation as the same exist on the date hereof, and as changed or modified hereafter by Netscape. Customer's right to use the Product(s) will be subject to the terms and conditions of the applicable Netscape end user license agreement(s) provided with the Product(s). "Services" means those services set forth in an SOW, which may include installation, training, consulting and/or development services, and any warranty services performed by Netscape pursuant to Section 8. "Specifications" means those functional and/or technical specifications, if any, set forth in the applicable SOW. "Statement of Work" or "SOW" means the Netscape document(s) executed by the parties describing the Services and/or Specifications to be performed or caused to be performed by Netscape under this Agreement.


2. Services and Statement of Work. Netscape agrees to use commercially reasonable (and industry standard) efforts to perform or cause to be performed for Customer the Services described in any SOW. Services to be performed hereunder shall be during Netscape's local business hours (8 hours/day; 5 days/week; excluding Netscape holidays). Such SOW shall be contained in the proposals prepared by Netscape for Customer. The parties agree that the proposal is not intended to create any obligation on the part of Netscape to provide any particular type or amount of services. Each SOW shall, when executed by Customer and Netscape, form a part of this Agreement and be subject to the terms and conditions set forth herein. Customer shall advise Netscape in writing of the individuals with whom Netscape consultants will interface for each SOW. Customer and Netscape shall develop appropriate procedures to assure timely and appropriate coordination of efforts. Such appropriate procedures shall include, among other things, detailed task level project plans (including appropriate milestones and deliverables) signed off in writing by the parties, project management approach, staffing, escalation and change control policy and procedure, project status tracking and reporting, and testing criteria.
Customer shall provide such information and assistance as is reasonably required to permit Netscape to complete each SOW.


3. Fees; Taxes. (a) Unless otherwise specified in the applicable SOW, all Services shall be provided on a time and materials basis at Netscape's then-current fees and charges therefor. Netscape's standard hourly billing rates for professional services are set forth in Netscape's published billing rate schedule and are subject to change without prior notice to Customer, no more than once every 6 months. Any change in billing rates shall not affect the rates set forth in any SOW being performed by Netscape or executed by the parties. In addition, Customer shall reimburse Netscape for all reasonable out-of-pocket expenses incurred by Netscape in connection with the performance of the Services, including, without limitation, travel, lodging, meals and other
incidental expenses estimated on the Order Form.   Any such expenses shall be
consistent with the Netscape/AOL business travel policies.   Netscape shall
provide copies of receipts for expenses over $75. The amount reimbursed may be greater or less than this estimate, depending upon actual expenses incurred by Netscape. Netscape shall invoice Customer on a monthly or bi-monthly basis as set forth in the SOW for all Services, reimbursements and other payments due under this Agreement and any SOW.


(b) In addition to all charges specified in this Agreement and each SOW, Customer shall pay or reimburse Netscape for all federal, state, local, or other taxes, including, without limitation, sales, use, value added, excise and property taxes, or any amounts levied in lieu thereof, based on charges set forth in this Agreement or any SOW; provided, that Customer shall have no responsibility for taxes based on Netscape's net income from the sale of the Services to Customer (except to the extent Customer provides Netscape herewith a valid tax exemption certificate).


4. Termination. (a) Customer or Netscape may terminate this Agreement and/or any SOW at any time upon 60 days advance written notice to the other party. In the event either party shall fail to perform its obligations pursuant to this Agreement and/or SOW and such failure shall continue for a period of 30 days (or 15 days with respect to a breach by Customer of any obligation to pay or reimburse Netscape for amounts due hereunder and/or any SOW) following written notice from the other party, this Agreement and/or any SOW may be terminated by such party by its giving a notice of termination to the breaching party. Notice of termination of any SOW shall not be considered notice of termination of this Agreement unless specifically stated in the notice; provided, however, that any termination of this Agreement shall automatically terminate all uncompleted SOWs. (b) Customer shall pay Netscape for all Services performed and costs incurred up through the termination date. Termination shall be Customer's sole and exclusive remedy for delay or failure of Netscape to complete a SOW. The provisions of Sections 3, 4(b), 5, 6, 9, 10, 11, 12, 14 and 15 shall survive any termination of this Agreement and govern any completed SOW.


5. License of Netscape Innovations. In the event that any Netscape Innovations is developed pursuant to any SOW, Customer shall have the nonexclusive, royalty-free perpetual, irrevocable, unlimited and nontransferable (except as set forth in Paragraph 14c below) right and license (with no right of sublicense) to use such Netscape

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Innovations solely Customer's as necessary to support Customer's business needs. Such license includes the right for Customer to modify any Netscape Innovation solely for the purpose of Customer's maintenance and support thereof.


6. Ownership of Netscape Innovations. (a) Customer agrees that all Netscape Innovations shall be the property of Netscape or its licensor. To the extent that Customer may acquire property rights in the Netscape Innovations by operation of law, Customer hereby assigns to Netscape, with full title guarantee, all of its rights in the Netscape Innovations. Netscape, in its sole discretion, shall have the right to license any Netscape Innovation, and/or incorporate any Netscape Innovation into the Products, for use by other licensees or customers of Netscape. At Netscape's request and expense, Customer shall assist and cooperate with Netscape in all reasonable respects and shall execute documents, give testimony and take further acts as reasonably requested by Netscape to acquire, transfer, maintain and enforce any legal protection for the Netscape Innovations. Customer hereby appoints the officers of Netscape as in existence from time to time as its attorneys-in-fact to execute documents on its behalf for this limited purpose.


(b) Netscape agrees that Netscape will not distribute or license any Netscape Innovations delivered hereunder to any entities for use in the consumer healthcare or medical fields. The foregoing limitation shall be valid for 12 months from the date each Netscape Innovation is delivered to Customer, and for the purposes of this clause, Netscape Innovation shall not include any works developed by Netscape independently of this Agreement. Notwithstanding the foregoing, Netscape hereby reserves the continuing, perpetual and irrevocable right to use the methods, techniques, algorithms, knowledge, underlying design and architectural elements and subroutines contained or used in the Customer Code that are of general applicability; provided, to the extent that such methods, techniques, algorithms, knowledge, underlying design and architectural elements or subroutines contain Customer Confidential Information, then Netscape's use thereof shall be subject to the confidentiality obligations set forth in paragraph 10 below


7. Maintenance and Support. Except as provided in this Section 7, Customer agrees that Netscape shall be under no obligation to maintain or support any Netscape Innovations. In the event that Netscape shall determine to include and maintain any Netscape Innovation as part of the Products which it licenses and maintains for its general licensees, Netscape agrees to provide Customer with maintenance and support as to such Netscape Innovation on the same terms and conditions as Netscape supports the Products for the benefit of its general licensees. Netscape is not responsible for obsolescence of any Netscape Innovation that may result from changes in Customer's requirements or modifications or updates to the Products. Netscape assumes no responsibility for the use of superseded, outdated or uncorrected versions of any Netscape Innovation.


8.  Limited Warranty.  Netscape hereby represents and warrants to Customer that:
(i) the Services will be performed in a good and workmanlike manner (judged in accordance with industry standards; and (ii) with respect to any Netscape Innovation for which Specifications are set forth in the applicable SOW, for a period of 90 days commencing on the date that such Netscape Innovation is delivered by Netscape to Customer, such Netscape Innovation, when properly installed and/or used, shall materially conform to the applicable Specifications ("Warranty Period"). Any warranty claims to be made hereunder shall be submitted in writing to Netscape within the Warranty Period. Warranty claims not made in writing or not received by Netscape within the Warranty Period shall be deemed waived. Netscape's warranty is solely for the benefit of Customer, who has no authority to extend this warranty to any other person or entity. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, NETSCAPE MAKES NO OTHER WARRANTIES OR CONDITIONS, EITHER EXPRESS OR IMPLIED, AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE SERVICES, PRODUCTS OR ANY NETSCAPE INNOVATIONS DEVELOPED HEREUNDER, THEIR MERCHANTABILITY, THEIR FITNESS FOR ANY PARTICULAR PURPOSE, THEIR NON-INFRINGEMENT OF THIRD PARTY RIGHTS (PROVIDED THAT THIS DISCLAIMER SHALL NOT BE DEEMED TO VOID NETSCAPE'S OBLIGATIONS UNDER PARAGRAPH 15 BELOW), THAT ANY PRODUCT OR NETSCAPE INNOVATION IS ERROR-FREE OR THAT OPERATION OF ANY PRODUCT OR NETSCAPE INNOVATION WILL BE SECURE OR UNINTERRUPTED. Netscape shall have no obligations under the limited warranty set forth in (ii) above to the extent that the failure of any Netscape Innovation to materially conform to the applicable Specifications is caused by: the incorporation, attachment or otherwise engagement of any attachment, feature, program, or device, other than by Netscape, to such Netscape Innovation, or any part thereof; accident; transportation; neglect or misuse; alteration, modification, combination with materials not supplied by Netscape, or enhancement of such Netscape Innovation other than by Netscape; failure to provide an installation environment recommended for the Product; use of supplies or materials not meeting specifications; use of such Netscape Innovation for other than the specific purpose for which such Netscape Innovation is intended; or use of such Netscape Innovation on any systems other than the specified hardware platform for such Netscape Innovation. Netscape shall, as Customer's sole and exclusive remedy and Netscape's sole and exclusive obligation under the Warranty Period, use commercially reasonable efforts to correct any failure of an Netscape Innovation to materially conform to the applicable Specifications; provided, that Netscape's obligation to correct any such failure pursuant to this Section 8 is subject to receipt by Netscape from Customer, within 90 days from the date that such Netscape Innovation was first delivered by Netscape to Customer, of written notice that sets forth such failure of the Netscape Innovation to materially

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conform to the applicable Specifications and such other information as is reasonably necessary to permit Netscape to verify and reproduce such failure.


9. Limitation of Liability. (a) EXCEPT FOR DEATH OR PERSONAL INJURY CAUSED BY THE NEGLIGENCE OF NETSCAPE AND TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, NETSCAPE'S AGGREGATE LIABILITY TO CUSTOMER UNDER THIS AGREEMENT FOR DAMAGES FROM ANY CAUSE WHATSOEVER AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT OR OTHERWISE, SHALL BE LIMITED TO THE FEES RECEIVED BY NETSCAPE FROM CUSTOMER FOR SERVICES RENDERED PURSUANT TO THE SOW GIVING RISE TO CUSTOMER'S CLAIM FOR DAMAGES. (b) IN NO EVENT SHALL NETSCAPE BE LIABLE FOR DAMAGES RESULTING FROM LOSS OF DATA, PROFITS OR BUSINESS, USE OF PRODUCTS OR NETSCAPE INNOVATIONS, FAILURE OF THE PRODUCTS OR NETSCAPE INNOVATIONS TO PROVIDE SECURITY, OR FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT, THE SERVICES OR ANY NETSCAPE INNOVATIONS PROVIDED HEREUNDER, EVEN IF NETSCAPE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.


10. Confidentiality. "Confidential Information" shall mean this Agreement and all information a party discloses to the other which has been either (i) characterized in writing as confidential at the time of its disclosure or (ii) orally characterized as confidential at the time of disclosure, except for information which the receiving party can demonstrate: (a) is previously rightfully known to the receiving party without restriction on disclosure; (b) is or becomes, from no act or failure to act on the part of the receiving party, generally known in the relevant industry or public domain; (c) is disclosed to the receiving party by a third party as a matter of right and without restriction on disclosure; or (d) is independently developed by the receiving party without access to Confidential Information of the disclosing party. Each receiving party shall at all times, both during the term hereof and for a period of at least 3 years after termination, keep in confidence all such Confidential Information using a standard of care such party uses with its own information of this nature, but in no event less than reasonable care. The receiving party shall not use any Confidential Information other than in the course of its duties hereunder. Without the prior written consent of the disclosing party, the receiving party shall not disclose any Confidential Information except on a "need to know" basis to an employee or contractor under binding obligations of confidentiality substantially similar to those set forth herein. The terms of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Immediately upon the termination or expiration of the Agreement and/or any SOW, the receiving party will return to the disclosing party all Confidential Information of the disclosing party and all documents or media containing any such Confidential Information and any and all copies or extracts thereof.


If a receiving party is legally compelled to disclose any of the disclosing party's Confidential Information, then, prior to such disclosure, the receiving party will (x) assert the privileged and confidential nature of the Confidential Information and (y) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event such protection is not obtained, the receiving party shall disclose the Confidential Information only the extent necessary to comply with the applicable legal requirements.


Each party expressly agrees that monetary damages would be inadequate to compensate the other for any breach of any provision of Section 10, that any such breach or threatened breach of Section 10 will cause irreparable injury to the other party and that, in addition to any other remedies that may be available, at law or in equity, the other party shall be entitled to obtain injunctive relief against the threatened breach of any provision of Section 10 or the continuation of any such breach without the necessity of proving actual damages.


11. Notice. Any notice required or permitted hereunder shall be in English, in writing and shall be deemed to be properly given upon the earlier of (a) actual receipt by the addressee (including facsimile or e-mail) or (b) 5 business days after deposit in the mail, postage prepaid, when mailed by registered or certified airmail, return receipt requested, or (c) 2 business days after being sent via private industry courier to the respective parties at the addresses set forth in the Order Form or to such other person or address as the parties may from time to time designate in a writing. Notices to Netscape shall be to the attention of the Legal Department, at Netscape Communications Corporation, 501 East Middlefield Road, Mountain View, CA 94043.


12. Non-solicitation. Customer acknowledges that Netscape provides a valuable service by identifying, recruiting, employing, training and providing personnel to perform the Services. Without the prior written consent of Netscape, Customer shall not solicit the services of any personnel provided by Netscape or a Netscape subcontractor who are or have been assigned to perform Services hereunder for a period commencing on the Effective Date and terminating 1 year after the date of completion of the most recent SOW.

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13.  Purchase Orders.  Customer may place written purchase orders for Services provided that each purchase order contains the following (i) reference to the Agreement number; (ii) incorporates any SOW detailing the Services to be rendered, fees and charges therefor, and bill to address (if different). No terms and conditions set forth in any purchase order or instrument issued by Customer in connection with the Services shall be binding upon Netscape.


14. Miscellaneous. (a) Neither this Agreement nor any SOW may be amended except by a written notice signed by an authorized representative of Netscape and Customer. (b) The waiver by either party of any of its rights hereunder or under any SOW shall not be construed as a waiver of any subsequent breach. (c) All terms and conditions of this Agreement and each SOW shall be binding upon and inure to the benefit of the parties hereto, and to their successors and assigns, except that Customer may not assign or otherwise transfer any of its rights or obligations under this Agreement or any SOW without Netscape's prior written consent, except that Customer may assign this Agreement to a party acquiring all or substantially all of Licensee's assets without Netscape's consent. (d) This Agreement and each SOW will be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of law principles. (e) Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the applicable court in the County of Santa Clara in the State of California, and each party submits to the jurisdiction thereof. Notwithstanding the foregoing, Netscape reserves the right to invoke the jurisdiction of any competent court to remedy or prevent violation of any provision in the Agreement relating to payment, Netscape Confidential Information or Netscape intellectual property. (f) This Agreement shall not be governed by the United Nations Convention of Contracts for the International Sale of Goods. (g) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements and communications, whether oral or written, between the parties relating to the subject matter hereof, and all past courses of dealing or industry custom. The terms and conditions hereof shall prevail over any conflicting purchase order or other written instrument submitted by Customer. (h) This Agreement may be executed in counterparts or facsimile, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. (i) If there is any inconsistency between a provision in an SOW of this Agreement and a provision in either the Professional Services Order Form or Professional Services Terms & Conditions ("Other Portion"), the provision in the Other Portions shall prevail.
(j) If a court finds any provision of this Agreement invalid or unenforceable as applied to any circumstance, that provision shall be enforced to the maximum extent permitted by law, and the other provisions, and that provision as applied to other circumstances, will remain in full force and effect. (k) Both parties shall be excused from performance under this Agreement and any related SOW for any period to the extent that a party is prevented from performing any obligation, in whole or in part, as a result of causes beyond its reasonable control and without its negligent or willful misconduct. In the event that such nonperformance continues for a period of 60 days or more, either party may terminate either this Agreement or a related SOW by giving 10 days written notice to the other. If either party exercises its option to terminate, Customer shall pay for any Services rendered and/or expenses incurred by Netscape prior to the termination date. (l) Each party is an independent contractor and is not an employee, agent or legal representative of the other party. Neither party is authorized to bind the other party, act as an agent for the other party or otherwise act in the name of or on behalf of the other party.
(m) The Netscape Innovations, if any are provided to the U.S. Government, are a "commercial item," as that term is defined in 48 C.F.R. 2.101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (Sept. 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4
(June 1995), all U.S. Government End Users acquire the Netscape Innovations with only those rights set forth herein. Contractor/manufacturer is Netscape Communications Corporation, 501 East Middlefield Road, Mountain View, California 94043. (n) Netscape may use Customer's name in any customer reference list or in any press release issued by Netscape regarding the subject matter hereof. (o) If any dispute arises under this Agreement, the prevailing party shall be reimbursed by the other party for any and all legal fees and costs associated therewith. (p). In the event that Netscape uses any subcontractors in its performance hereunder, Netscape is responsible for such subcontractor's adherence with the terms and conditions of this Agreement.


15. Indemnity. (a) Netscape shall defend or settle and indemnify, at its option, any action brought against Licensee to the extent it is based on a claim that use or reproduction by Licensee of the Netscape-owned portion of the Netscape Innovation hereunder infringes any valid U.S. patent, copyright or trade secret. Netscape will pay resulting costs, damages and legal fees finally awarded against Licensee in such action which are attributable to such claim provided that: (i) Licensee promptly notifies Netscape in writing of any such claim; (ii) Netscape has sole control of the defense and all related settlement negotiations; and (iii) Licensee cooperates with Netscape, at Netscape's expense, in defending or settling such claim. Should a Netscape Innovation become, or be likely to become in Netscape's opinion, the subject of infringement of such copyright or trade secret, Netscape may (I) procure for Licensee the right to continue using the same or (II) replace or modify it to make it non-infringing. Netscape shall have no obligation or liability for, and Licensee shall defend, indemnify and hold Netscape harmless from and against, any claim based upon: (A) use of other than the unaltered version of the Netscape Innovation, unless the infringing portion is also in the unaltered version; (B) use, operation or combination of the Netscape Innovation with non-Netscape programs, data, equipment or documentation if such infringement would have

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been avoided but for such use, operation or combination; (C) Licensee's or its agent's activities after Netscape has notified Licensee that Netscape believes such activities may result in such infringement; (D) compliance with Licensee's designs, specifications or instructions for the Netscape Innovation; (E) any modifications or marking of the Netscape Innovation not specifically authorized in writing by Netscape; (F) any unauthorized use of any Netscape intellectual property; (G) any content provided by Licensee and/or any material to which users can link through such content; or (H) third party software. The foregoing states the entire liability of Netscape and the exclusive remedy of Licensee with respect to infringement of any intellectual property right, whether under theory of warranty, indemnity or otherwise.

(b) Licensee acknowledges that it is responsible for any and all claims, liabilities, losses, damages, expenses and costs (including reasonable attorneys' fees and costs) relating to Licensee's use or reproduction of the Netscape Innovation or Documentation, except to the extent that Netscape is responsible under Section 15(a) above or such claims, liabilities, losses, damages, expenses, and costs are found by a court of competent jurisdiction to be Netscape's responsibility due to Netscape's negligence or willful misconduct.


16. Outside of the U.S. If Customer is located outside of the United States, this section shall apply. (a) If Customer is required by law to make any deduction or to withhold from any sum payable to Netscape by Customer hereunder,
(i) Customer shall effect such deduction or withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and (ii) the sum payable by Customer upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Netscape receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Netscape would have received and retained in the absence of such required deduction or withholding. (b) Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents y compris tout avis qui s'y rattache, soient rediges en langue anglaise (translation: "The parties confirm that this Agreement and all related documentation is and will be in the English language"). (c) If any applicable law requires Customer to obtain technology import rights and complete certain registration requirements in order for this Agreement to be enforceable under such law, Customer hereby represents that Customer has duly obtained and maintains valid technology import rights, and that Customer has duly completed or will duly complete the registration formalities required by such law.

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